                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MLC HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
            N/A
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
            N/A
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            N/A
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
            N/A
--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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


                               MLC HOLDINGS, INC.
                       11150 Sunset Hills Road, Suite 110
                          Reston, Virginia 20190-5321


                               September 8, 1997





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of MLC Holdings, Inc. on September 30, 1997. The Annual Meeting will begin at 10:00 a.m. local time at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC. 20007

         Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all Stockholders on or about September 8, 1997.

         Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a Stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

         We look forward to seeing you in Washington, DC on September 30, 1997.

                                                 Very truly yours,



                                                 Phillip G. Norton, President

                               MLC HOLDINGS, INC.
                       11150 Sunset Hills Road, Suite 110
                          Reston, Virginia 20190-5321

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 30, 1997

                      ------------------------------------

TO THE STOCKHOLDERS OF MLC HOLDINGS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MLC Holdings, Inc., a Delaware corporation (the "Company"), will be held on September 30, 1997, at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007, at 10:00 a.m. local time, and thereafter as it may from time to time be adjourned (the "Annual Meeting"), for the purposes stated below:

1. To elect one Class I director to serve for three years and until his successor has been duly elected and shall qualify.

2. To approve and adopt an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized stock of the Company from 12 million shares (10 million shares of common stock, par value $0.01, and 2 million preferred shares) to 27 million shares (25 million shares of common stock, par value $0.01, and 2 million preferred shares).

3. To approve amendments to the MLC Holdings, Inc. Master Stock Incentive Plan (formerly the 1996 Stock Incentive Plan).

4. To approve adoption of the MLC Holdings, Inc. Employee Stock Purchase Plan (a component plan of the Master Stock Incentive Plan).

5. To approve amendments to the MLC Holdings, Inc. Amended and Restated Outside Director Stock Plan (formerly the 1996 Outside Director Stock Option Plan).

6. To approve amendments to the MLC Holdings, Inc. Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option
         Plan).

7. To approve amendments to the MLC Holdings, Inc. Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan).

8. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending March 31, 1998.

9.       To transact such other business as may properly come before the Annual
         Meeting.

         All Stockholders are cordially invited to attend the Annual Meeting. Under the provisions of the Bylaws, the Board of Directors has fixed the close of business on August 14, 1997, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed.

         Stockholders should note that the Company's By-Laws provide that in order for a stockholder to bring business before a meeting or to make a nomination for the election of directors, such stockholder must give written notice complying with the requirements of the By-Laws to the Secretary of the Company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO FIRST UNION NATIONAL BANK, 1525 W.W.T. HARRIS BLVD., 3C3, CHARLOTTE, NC 28288-1113.

                                           MLC HOLDINGS, INC.

September 8, 1997                          /s/ Kleyton L. Parkhurst
                                           ---------------------------------
                                           Kleyton L. Parkhurst, Secretary

                               MLC HOLDINGS, INC.


                                PROXY STATEMENT
                            DATED SEPTEMBER 8, 1997



                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MLC Holdings, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC, 20007 on September 30, 1997 at 10:00 a.m., and at any adjournments thereof (the "Annual Meeting"). The principal executive offices of the Company are located at 11150 Sunset Hills Road, Reston, Virginia 20190-5321; and its telephone number is (703) 834-5710.

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect one Class I director to serve for three years and until his successor has been duly elected and shall qualify; (ii) to approve and adopt an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized stock of the Company from 12 million shares (10 million shares of common stock, par value $0.01, and 2 million preferred shares) to 27 million shares (25 million shares of common stock, par value $0.01, and 2 million preferred shares); (iii) to approve amendments to the MLC Holdings, Inc. Master Stock Incentive Plan (formerly the 1996 Stock Incentive Plan); (iv) to approve adoption of the MLC Holdings, Inc. Employee Stock Purchase Plan (a component plan of the Master Stock Incentive Plan); (v) to approve amendments to the MLC Holdings, Inc. Amended and Restated Outside Director Stock Plan (formerly the 1996 Outside Director Stock Option Plan); (vi) to approve amendments to the MLC Holdings, Inc. Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan); (vi) to approve amendments to the MLC Holdings, Inc. Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan)(viii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the Company's fiscal year ending March 31, 1998; and (viii) to transact such other business as may properly come before the meeting.


         The Company's Board of Directors has taken affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. All of the holders of record of common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on August 14, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting. The stock transfer books will not be closed.


         THE APPROXIMATE DATE ON WHICH THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, PROXY STATEMENT AND PROXY CARD ARE FIRST SENT OR GIVEN TO STOCKHOLDERS IS SEPTEMBER 8, 1997.

                              VOTING REQUIREMENTS

         As of August 14, 1997, the Record Date, there were outstanding 5,672,307 shares of the Common Stock. Only holders of shares of Common Stock of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, such holders being entitled to one vote on all matters presented at the Annual Meeting for each share held of record. The holders of record of a majority in voting interest of the shares of stock of the Company entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominee to be selected as a Class I Director named in Proposal 1 must receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of a majority of the outstanding stock entitled to vote on Proposal 2 is required for the approval of Proposal 2. The approval of each other matter to be considered at the Annual Meeting requires the affirmative vote of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum, but will not be counted as an affirmative vote for purposes of determining whether a proposal has been approved.

         As of the Record Date, all of the present Directors, as a group of five persons, and all of the present Directors and officers of the Company, as a group of twelve persons, owned beneficially 4,119,130 shares (77.6% of the total outstanding shares) of the Company. To the knowledge of management, as of the Record Date, the only officers, directors and nominees for director who owned beneficially five percent or more of the Company's outstanding shares were Phillip G. Norton, Bruce M. Bowen, William J. Slaton, Kevin M. Norton and Patrick J. Norton.

         Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         Solicitation of proxies may be made by use of the mails, and may also be made in person or by telephone, E-mail, or other electronic communications. The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

         The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, including audited financial statements, will accompany the mailing to Stockholders of this Proxy Statement.

                        DISSENTERS' RIGHTS OF APPRAISAL

         The Board of Directors does not propose any action for which the laws of the state of Delaware, or the Certificate of Incorporation, By-Laws or Corporate Resolutions of the Company provide a right of a Stockholder to dissent and obtain payment for shares.

                       INTEREST OF OFFICERS AND DIRECTORS
                          IN MATTERS TO BE ACTED UPON

         Officers or Directors of the Company have a substantial interest in certain of the matters to be acted upon at the Annual Meeting of Stockholders: the Class I director has been nominated for re-election to the office of director for a term of three years; and every Officer and Director has an interest in the approval of the amendments to the MLC Holdings, Inc. Master Stock Incentive Plan (formerly the 1996 Stock Incentive Plan), the adoption of the MLC Holdings, Inc. Employee Stock Purchase Plan (a component plan of the Stock Incentive Plan), the amendments to the MLC Holdings, Inc. Amended and Restated Outside Director Stock Plan (formerly the 1996 Outside Director Stock Option Plan), the amendments to the MLC Holdings, Inc. Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan), and the amendments to the MLC Holdings, Inc. Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan) (Proposals 3 through 7) to the extent that such persons are or will be eligible to participate in such Plans. Phillip G. Norton and Bruce M. Bowen, who presently serve on the Stock Incentive Committee, are ineligible to participate in the Master Stock Incentive Plan and its component plans while they serve as members of the Stock Incentive Committee.

                      VOTING SECURITIES, PRINCIPAL HOLDERS
                            THEREOF, AND MANAGEMENT

         Only holders of record of the outstanding 5,672,307 shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
The Company has no other voting securities outstanding. The following table sets forth certain information as of the Record Date with respect to: (1) each executive officer, Director and the Director nominee; (2) all executive officers and Directors of the Company as a group; and (3) all persons known by the Company to be the beneficial owners of five percent or more of the Company's Common Stock.

                                                                          Shares Beneficially Owned
                                                                          -------------------------
 Name and Address of Beneficial Owner(1)                                Number                 Percent
 ------------------------------------                                   ------                 -------
 Phillip G. Norton(2)                                                 2,825,500                 49.53%
 1019 Basil Road
 McLean, Virginia  22101

                                                                          Shares Beneficially Owned
                                                                          -------------------------
 Name and Address of Beneficial Owner(1)                                Number                 Percent
 ------------------------------------                                   ------                 -------
 Bruce M. and Elizabeth D. Bowen(3)                                    763,750                  13.46%
 10895 Lake Windermere Drive
 Great Falls, Virginia 22066

 William J. Slaton                                                     400,000                   7.05%
 1850 Maple Glen
 Sacramento, California 95864

 Kevin M. Norton(4)                                                    376,500                   6.64%
 5920 Royal Palm
 Plano, Texas 75093

 Patrick J. Norton(4)                                                  376,500                   6.64%
 705 Brookfield Road
 Raleigh, North Carolina 27615

 Kleyton L.  Parkhurst(5)                                               68,000                   1.2%
 605 Abbott Lane
 Falls Church, Virginia 22046

 Jonathan J. Ledecky                                                    10,000                     *
 1400 34th Street, N.W.
 Washington, D.C.  20007

 Thomas K. McNamara                                                     10,000                     *
 420 Weldon Drive
 Westchester, PA 19380

 Thomas B. Howard, Jr.                                                     -0-                     *
 11565 Embers Court
 Reston, VA 20191

 Steven J. Mencarini                                                       -0-                   -0-
 1921 Batten Hollow Road
 Vienna, VA 22182

 Terrence O'Donnell                                                     10,000                     *
 5133 Yuma Street, N.W.
 Washington, D.C.  20016

 Carl J. Rickertsen                                                     10,000                     *
 4016 Linnean Avenue, N.W.
 Washington, D.C.  20008

                                                                          Shares Beneficially Owned
                                                                          -------------------------
 Name and Address of Beneficial Owner(1)                                Number                 Percent
 ------------------------------------                                   ------                 -------
 Barbara J. Simmonds                                                     1,880                     *
 3053 N. Peary Street
 Arlington, VA 22207

 Laifer Capital Management(6)                                          474,000                   9.2%
 114 West 47th Street
 New York, NY  10036

 All directors and named officers as a group
 (12 individuals)                                                    4,099,130                  72.3%

--------------------------------------
*less than 1%

(1) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming options that are held by such person (but not those held by any other person) and that are exercisable within sixty days have been exercised.
(2) Includes 2,040,000 shares held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which J.A.P., Inc., a Virginia corporation, is the sole general partner, and Patricia A. Norton, trustee for the benefit of Phillip G. Norton, Jr., u/a dated as of July 20, 1983, Patricia A. Norton, trustee for the benefit of Andrew
         L. Norton u/a dated as of July 20, 1983, Patricia A. Norton, trustee for the benefit of Jeremiah O. Norton u/a dated as of July 20, 1983, and Patricia A. Norton are the limited partners. Patricia A. Norton, spouse of Phillip G. Norton, is the sole stockholder of J.A.P., Inc. and Phillip G. Norton is the sole director and President of J.A.P., Inc. Phillip G. Norton holds sole voting rights as to all of the shares of Common Stock and as to all shares of voting stock acquired in the future held by J.A.P. Investment Group, L.P., Kevin M. Norton and Patrick J. Norton, Jr. under the Irrevocable Proxy and Stock Rights Agreement. See also footnote (4). Also includes 32,500 shares of Common Stock that Phillip G. Norton has rights to acquire pursuant to options, which vested upon completion of the Offering and which are immediately exercisable and excludes 97,500 options to acquire shares of Common Stock which are not vested and not immediately exercisable. See "Irrevocable Proxy and Stock Rights Agreement" and "Executive Compensation -- Compensation Arrangements and Employment Agreements."
(3) Includes 600,000 shares held by Bruce M. and Elizabeth D. Bowen, as tenants by the entirety, and includes 160,000 shares held by Bowen Holdings L.C., a Virginia limited liability Company composed of Bruce
         M. Bowen and three minor children, Daniel Bowen, Sarah Bowen and Margaret Bowen, of whom Bruce M. Bowen is legal guardian and for which Bruce M. Bowen serves as manager. Also includes 3,750 shares of Common Stock that Bruce M. Bowen has rights to acquire pursuant to options and excludes 11,250 options to acquire Common Stock which are not vested and not immediately exercisable. See "Executive Compensation -- Compensation Arrangements and Employment Agreements."
(4) Phillip G. Norton holds sole voting rights as to all of the foregoing shares of Common Stock under an Irrevocable Proxy and Stock Rights Agreement. See "Irrevocable Proxy and Stock Rights Agreement." Phillip G. Norton, Kevin M. Norton and Patrick J. Norton are brothers.
(5) Includes 13,000 shares held by Kleyton L. Parkhurst, 30,000 shares held by three minor children of Kleyton L. Parkhurst, Charlotte A. Parkhurst, Madeline M. Parkhurst, and Kleyton L. Parkhurst, Jr., all of which are voted by Kleyton L. Parkhurst, Custodian, under the Virginia Uniform Gift to Minors Act and 25,000 shares of Common Stock that Kleyton L. Parkhurst has option rights to acquire, and excludes 75,000 options to acquire Common Stock which are not vested and not immediately exercisable. See "Executive Compensation -- Compensation Arrangements and Employment Agreements."
(6) On May 28, 1997, a Schedule 13D was filed by Laifer Capital Management, Inc. According to the filing, Laifer Capital Management, Inc. is the beneficial owner of 474,000 shares, or 9.2%. The 474,000 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. includes: (i) 267,500 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. in its capacity as General Partner and investment advisor to Hilltop Partners, L.P.; and (ii) 206,500 shares of Common Stock beneficially owned by Laifer Capital Management, Inc. in its capacity as investment advisor to various other clients. These clients include: (a) various Wolfson family entities ("Wolfson"), with an address at One State Street Plaza, New York, New York 10004-1505, and (b) Hilltop Offshore Limited, a Cayman Islands company, with an address c/o Consolidated Fund Management Limited, P.O. Box HM 2257, Par La Ville Place, 14 Par La Ville Road, Hamilton HMJX, Bermuda (collectively, the "Clients"). Lance Laifer, as president, sole director and principal stockholder of Laifer Capital Management, Inc., is deemed to have the same beneficial ownership as Laifer Capital Management, Inc.

IRREVOCABLE PROXY AND STOCK RIGHTS AGREEMENT

         Phillip G. Norton and J.A.P. Investments Group, L.P., Kevin M. Norton and Patrick J. Norton have entered into an agreement entitled "Irrevocable Proxy and Stock Rights Agreement" pursuant to the terms of which (i) each of J.A.P. Investments, L.P., Kevin M. Norton and Patrick J. Norton have granted Phillip G. Norton an irrevocable proxy to vote their shares of Common Stock, which proxy terminates only upon the death or mental incapacity of Phillip G. Norton or in the event of his death or mental incapacity, then to Patricia A. Norton, if then living, or upon the sale or transfer to a third party of the shares of Common Stock subject thereto and (ii) Kevin M. Norton or Patrick J. Norton have granted Phillip G. Norton a first right to buy their shares of Common Stock in the event they desire to sell or transfer any shares of Common Stock to a third party. The foregoing first right to buy is at 85% of the market value, or if sold for less, for a period of three years from November 20, 1996 (the date of closing of the Offering) and at 95% of the market value thereafter. Phillip G. Norton may assign his first right to buy to a third party, and if exercised, the terms of the Irrevocable Proxy and Stock Rights Agreement provide for a deferred purchase money note to finance the purchase. Any shares of Common Stock which Kevin M. Norton or Patrick J. Norton offers to Phillip G. Norton and which are subsequently sold or transferred to a third party after Phillip G. Norton's nonexercise of his first right to buy, will no longer be subject to the Irrevocable Proxy and Stock Rights Agreement.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

 NAME                            AGE      POSITION                            CLASS
 ----                            ---      --------                            -----
 Phillip G. Norton**............. 53      Chairman of the Board,
                                          President, and Chief
                                          Executive Officer                   III

 Thomas B. Howard, Jr............ 50      Vice President; Executive
                                          Vice President, and Chief
                                          Operating Officer of MLC Group

 Bruce M. Bowen ................. 45      Director and Executive Vice
                                          President                           III

 Steven J. Mencarini ............ 42      Senior Vice President, and
                                          Chief Financial Officer

 Jonathan J. Ledecky............. 39      Director                            I

 Terrence O'Donnell............. 52       Director                            II

 Carl J. Rickertsen............. 37       Director                            II

 Kleyton L. Parkhurst........... 34       Secretary and Treasurer

 Barbara J. Simmonds............ 37       Vice President and Controller

 Kevin M. Norton**.............. 41       Vice President of Brokerage
                                          Operations

 William J. Slaton.............. 50       Vice President of Marketing

 Thomas K. McNamara............. 52       Vice President


**Phillip G. Norton, Kevin M. Norton and Patrick J. Norton are brothers. All references to a Mr. Norton contained herein refer to Mr. Phillip G. Norton unless otherwise indicated.

         The name and business experience during the past five years of each director, executive officer and key employee of the Company are described below.

         Phillip G. Norton joined the Company in March, 1993 and has served since then as its Chairman of the Board and Chief Executive Officer. Since September 1, 1996, Mr. Norton has served as President of the Company. From October, 1990 through March, 1993, Mr. Norton was an investor and devoted the majority of his time to managing his personal investments. From October, 1992 to March, 1993, Mr. Norton served as a consultant to the Company and engaged in private investment activity. Prior to 1990, Mr. Norton was President and Chief Executive officer of PacifiCorp Capital, Inc. (formerly Systems Leasing Corporation), a wholly owned indirect subsidiary of PacifiCorp, Inc., an information technology leasing company and an SEC reporting entity. Mr. Norton started his leasing career as the National Sales Manager at Federal Leasing, Inc. Mr. Norton is a 1966 graduate of the U.S. Naval Academy. Phillip G. Norton and Kevin M. Norton are brothers.

         Bruce M. Bowen founded the Company in 1990 and served as its President until September 1, 1996. Since September 1, 1996, Mr. Bowen has served as a director and Executive Vice President of the Company, and from September 1, 1996 to June 18, 1997, he served as Chief Financial Officer. Mr. Bowen has been a director of the Company since it was formed. Prior to founding the Company, from 1986 through 1990, Mr. Bowen was Senior Vice President of PacifiCorp Capital, Inc. Prior to his tenure at PacifiCorp Capital Inc., Mr. Bowen was with Systems Leasing Corporation and Federal Leasing, Inc., where his leasing career started in 1975. Mr. Bowen is a past President of the Association of Government Leasing and Finance and currently serves as Vice-Chairman for the State and Local Public Enterprise Committee of the Information Technology Association of America. Mr. Bowen is a 1973 graduate of the University of Maryland and in 1978 received a Masters of Business Administration from the University of Maryland.

         Thomas B. Howard, Jr. joined the Company in January of 1997 as Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Howard was President of Allstate Leasing, Inc., a third party lessor, from 1995 to January, 1997. Mr. Howard has spent over 20 years in the banking industry, most recently having served as President of Signet Leasing and a Senior Vice President of Signet Bank. As President of Signet Leasing, Mr. Howard directed all of the capital equipment financing and leasing products for commercial, federal and municipal accounts at the leasing Company. He oversaw a staff of 60 people and effectively led the Company's growth from approximately $25 million in assets to approximately $650 million in assets in nine years, while maintaining loan loss ratios which were less than industry standards. Mr. Howard trained and motivated sales teams which greatly increased business volumes and led the leasing division through three major reorganizations in five years, and to increased profitability each year. Mr. Howard began his career at Signet in 1975 as an Assistant Vice President at Union Trust Bancorp, one of its predecessor banks, and is a Certified Public Accountant in the State of Maryland. Mr. Howard is a 1970 graduate of the University of Maryland and received an MBA in Finance from Loyola College of Maryland.

         Steven J. Mencarini joined the Company in June of 1997 as Senior Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Mencarini was Controller of the Technology Management Group of Computer Sciences Corporation, a New York Stock Exchange company and one of the nation's three largest information technology outsourcing organizations. At CSC, Mr. Mencarini supervised 72 people and was responsible for all financial and tax reporting, financial review of MIS systems, financial planning and approval for a $150 million capital annual budget, tax research, sales and personal property tax, asset management of owned and leased equipment, and the review and analysis of proposed work for outsourcing contracts which included costing, pricing, residual analysis, lease financing, and equipment liquidation. Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Prior to working at CSC, Mr. Mencarini was the Vice President-Finance of PacifiCorp Capital from 1981 to 1991, and was Senior Auditor of Deloitte, Haskins & Sells from 1979 to 1981. Mr. Mencarini is a 1976 graduate of the University of Maryland and has a Masters of Taxation from American University.

         Jonathan J. Ledecky joined the Company's Board of Directors upon the completion of the Company's Offering. Mr. Ledecky is the founder of U.S. Office Products Company, a Nasdaq National Market Company, and has served as Chairman and Chief Executive Officer of U.S. Office Products Company since its organization in October of 1994. Prior to founding U.S. Office Products Company, Mr. Ledecky served as the President of The Legacy Fund, Inc., an investment management firm, from 1989 through 1994 and as President and Chief Executive Officer of Legacy Dealer Capital, Inc., a wholly owned subsidiary of Steelcase Inc., and the nation's largest manufacturer of office furniture products from 1991 through 1994. Prior to his tenure at The Legacy Fund, Inc., Mr. Ledecky was a partner at Adler and Company, an investment management firm, and a Senior Vice President at Allied Capital Corporation, a publicly traded investment management Company. Mr. Ledecky is a 1979 graduate of Harvard College, and in 1983, received a Masters of Business Administration from Harvard Graduate School of Business Administration.

         Terrence O'Donnell joined the Company's Board of Directors upon the completion of the Company's Offering. Mr. O'Donnell is a partner with the law firm of Williams & Connolly in Washington, D.C. Mr. O'Donnell has practiced law with Williams & Connolly since 1977, with the exception of the period from 1989 through 1992 when he served as general counsel to the U.S. Department of Defense. Prior to commencing his law practice, Mr. O'Donnell served as

Special Assistant to President Ford from 1974 through 1976 and as Deputy Special Assistant to President Nixon from 1972 through 1974. Mr. O'Donnell presently also serves as a director of IGI, Inc., a Nasdaq National Market Company which manufactures and markets a broad range of animal health products used in poultry production and pet care. IGI also markets cosmetics, consumer products and human pharmaceuticals. Mr. O'Donnell is a 1966 graduate of the U.S. Air Force Academy, and in 1971, received a Juris Doctor from Georgetown University Law Center.

         Carl J. Rickertsen joined the Company's Board of Directors upon the completion of the Company's Offering. Mr. Rickertsen is a partner in Thayer Capital Partners, a $364 million institutional private equity fund based in Washington, D.C. Mr. Rickertsen has been with Thayer Capital Partners since September 1994. Prior to his tenure at Thayer Capital Partners, Mr. Rickertsen acted as a private financial consultant from 1993 through 1994 and was a partner of Hancock Park Associates, a private equity investment firm, from 1989 through 1993. Prior to that, Mr. Rickertsen was associated with Brentwood Associates from 1987 through 1989 and was a Financial Analyst with Morgan Stanley & Co., Incorporated from 1983 through 1985. Mr. Rickertsen is a 1983 graduate of Stanford University and, in 1987, received a Masters of Business Administration from Harvard Graduate School of Business Administration.

         Kleyton L. Parkhurst joined the Company in 1991 as Director of Finance and, since September 1, 1996, has served as Secretary and Treasurer of the Company. Mr. Parkhurst is responsible for all of the Company's financing activities, credit review, and manages the Company's bank facilities. Mr. Parkhurst has syndication expertise in commercial nonrecourse debt, federal government leases, state and local taxable and tax-exempt leases, and computer lease equity placements. From 1988 through 1991, Mr. Parkhurst was an Assistant Vice President of PacifiCorp Capital, Inc. Mr. Parkhurst is a 1985 graduate of Middlebury College.

         Barbara J. Simmonds, a certified public accountant, joined the Company in 1992, has served since then as Controller and, since September 1, 1996, has served as a vice president of the Company. From 1982 through 1990, Ms. Simmonds was an Assistant Controller for PacifiCorp Capital, Inc. Ms. Simmonds is a 1982 graduate of the University of Virginia.

         Kevin M. Norton joined the Company in 1991 and has served since then as Vice President of Brokerage Operations. Mr. Norton is responsible for all of the Company's equipment brokerage activities. He has a wide variety of equipment experience including mainframes and peripheral equipment. Prior to joining the Company, he was employed in a similar capacity with PacifiCorp Capital, Inc. Mr. Norton is a 1979 graduate of the University of North Carolina. Kevin M. Norton and Phillip G. Norton are brothers.

         William J. Slaton joined the Company in 1991 and has served since then as Vice President of Marketing. His primary responsibility is the management of the Company's marketing of its public sector finance products. From 1986 through 1991 and from 1980 through 1986, Mr. Slaton held various marketing positions, specializing in technology financing for local and state government agencies, with PacifiCorp Capital, Inc. and Systems Leasing Corporation. From 1969 through 1977, Mr. Slaton held various marketing positions with IBM, also focusing on state and local government customers in Texas and California. Mr. Slaton is a 1969 graduate of the University of Texas at Austin.

         Thomas K. McNamara joined the Company in 1994 upon the acquisition by the Company of the business assets of Pilot Associates and serves as Vice President and Regional

Manager of the Pilot Associates division. In 1989, Mr. McNamara co-founded and was responsible for sales at Pilot Associates. Prior to founding Pilot Associates, Mr. McNamara served as Sales Representative with Memorex Corporation from 1974 through 1989. Mr. McNamara was also previously with Computer Communication, Inc., from 1970 through 1974 and with Philco Ford, Inc. from 1966 through 1970. Mr. McNamara is a 1966 graduate of the Philco Technical Institute.

         Each officer of the Company is chosen by the Board of Directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the By-Laws.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission (the "Commission") and NASDAQ. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to the Company pursuant to Rule 16a-3 under the Exchange Act, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and security holders required to file the same except that Forms 3 were filed late by Thomas B. Howard, Jr. and Steven J. Mencarini.

                             THE BOARD OF DIRECTORS

         The Company's By-Laws provide that the number of Directors of the Company shall be five, until this number is amended by a resolution duly adopted by the Board of Directors or the Stockholders (subject to certain provisions of the By-Laws relating to the entitlement of holders of preferred stock to elect directors). The Company's By-Laws provide that the Board of Directors shall be divided into three classes: Class I, comprised of one Director; Class II, comprised of two Directors; and Class III, comprised of two Directors. In accordance with the By-Laws, at the annual meeting of Stockholders in 1996, the Class I Director was elected to hold office for a term ending at the next succeeding annual meeting of Stockholders, the Class II Director was elected to hold office for a term ending at the second succeeding annual meeting of Stockholders, and the Class III Directors were elected to hold office for a term ending at the third succeeding annual meeting of Stockholders. Subject to the provisions of the By-Laws, at each annual meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders. Each Director shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in the By-Laws.

         The Board of Directors has designated the persons in each class of directors as follows: Class I-Jonathan J. Ledecky, Class II--Phillip G. Norton and Bruce M. Bowen and Class III--Terrence O'Donnell and Carl J. Rickertsen. Class I Directors are expected to stand for re-election at the annual meeting of Stockholders in 1997 (i.e., the upcoming Annual Meeting); Class II Directors are expected to stand for re-election at the annual meeting of Stockholders in 1998 (i.e., the annual meeting to be held in one year); and Class III Directors are expected to stand for re-election at the annual meeting of Stockholders in 1999 (i.e., the annual meeting to be held in two years). Each member of the Board of Directors then elected will serve for a term of three years or until a successor has been elected and qualified. The classification of the Board of Directors, with staggered terms of office, was implemented for the purpose of maintaining continuity of management and of the Board of Directors.

         The Board of Directors met one time during the fiscal year ended March 31, 1997. In addition, prior to the closing upon the Company's initial public offering in November, 1996 (the "Offering"), the Board of Directors, which then consisted only of Bruce M. Bowen and Phillip G. Norton, acted by written action in lieu of meeting. The Executive Compensation Committee did not meet during the fiscal year ended March 31, 1997. No incumbent Director attended fewer than 75% of the total number of meetings held by the Board of Directors meetings. One of the current director positions will be filled at the Annual Meeting of Stockholders. The Class I Director, Jonathan J. Ledecky, will stand for re-election to serve for three years and until his successor is duly elected and qualified.

         There are no material proceedings to which any Director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. The audit committee of the Board of Directors (the "Audit Committee") is responsible for making recommendations to the Board concerning the engagement of independent public accountants, monitoring and reviewing the quality and activities of the Company's internal and external audit functions and monitoring the adequacy of the Company's operating and internal controls as reported by management and the external or internal auditors. The members of the Audit Committee are Terrence O'Donnell and Carl
J.  Rickertsen.

         Compensation Committee. The compensation committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing the salaries, benefits and other compensation, excluding stock based compensation, of Mr. Norton and Mr. Bowen and will make recommendations to the Board based on its review. The members of the Compensation Committee are Terrence O'Donnell, Jonathan J. Ledecky and Carl J. Rickertsen. Mr. Norton and Mr. Bowen, as directors, will not vote on any matters affecting their personal compensation. Mr. Bowen and Mr. Norton will be responsible for reviewing and establishing salaries, benefits and other compensation for other directors and all other employees. Since compensation for Mr. Norton and Mr. Bowen was established prior to the Company's initial public offering in November, 1996, the compensation committee did not meet during the fiscal year ending March 31, 1997.

         The current members of the compensation committee were not appointed until January 1997, and the compensation committee has neither reviewed nor approved any compensation actions relating to the Company's fiscal year ended March 31, 1997. The compensation committee recognizes that as a newly public company, the Company needs a transition period during which to establish its long-range compensation philosophy and objectives. The compensation committee is developing its compensation policies and will describe them in the proxy materials to be furnished in connection with the Company's 1998 annual meeting of shareholders.


                                     The Compensation Committee:

                                     Terrence O'Donnell
                                     Jonathan J. Ledecky
                                     Carl J. Rickersten




         Stock Incentive Committee. The stock incentive committee of the Board of Directors (the "Stock Incentive Committee") is authorized to award stock, and various stock options and rights and other stock based compensation grants under the Company's Master Stock Incentive Plan (formerly the 1996 Stock Incentive Plan prior to an amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification) and its component plans, which include the Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan prior to an amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification), the Amended and Restated Outside Director Stock Option Plan (formerly the 1996 Outside Director Stock Option Plan prior to an amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification), the Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan prior to an amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification), and the Employee Stock Purchase Plan (approved by the Board of Directors but which is not effective until stockholder ratification). See "Executive Compensation -- 1996 Stock Incentive Plan." The members of the Stock Incentive Committee presently are Phillip G. Norton and Bruce M. Bowen. Except for options granted to Mr. Norton and Mr. Bowen under the employment agreements, formula plan grants to the outside directors, under the Amended and Restated Outside Director Stock Option Plan (subject to stockholder approval of amendments, including the May 14, 1997 amendment and restatement) and grants that are approved by a majority of the disinterested members of the Board of Directors, no member of the Stock Incentive Committee is eligible to receive grants under the Stock Incentive Plan.

         The Company has no nominating committee or any committee serving a similar function.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company, by the Company's Chief Executive Officer and certain other executive officers (together with the Chief Executive Officer, the "Named Executive Officers") of the Company for the fiscal year ended March 31, 1997. Certain columns have been omitted from this summary compensation table as they are not applicable.


                                                                                  ANNUAL COMPENSATION
                                                  ------------------------------------------------------------------------
                                                                                                Other
                                                                               Bonus/           Annual         All Other
           Name and Principal Position            Year         Salary        Commission      Compensation    Compensation
           ---------------------------            ----         ------        ----------      ------------    ------------
           Phillip G. Norton                      1997            $67,265               $             $348      $90,000(1)
              Chairman, Chief Executive           1996                984              --               --      120,000(1)
              Officer and President               1995                376              --               --              --

           Bruce M. Bowen                         1997            130,000          10,000     12,729(2)(3)              --
              Director, Chief Financial           1996            120,000          40,000     13,206(2)(3)        1,000(4)
              Officer, Executive Vice             1995            120,000          16,000     11,500(2)(3)        1,000(4)
              President

           Kevin M. Norton                        1997          30,000(5)         249,015         1,500(2)              --
              Vice President of                   1996                 --         347,023         3,087(2)              --
              Brokerage Operations                1995                 --         348,944         1,068(2)              --

           Kleyton L. Parkhurst                   1997          40,000(5)         117,567         1,500(2)              --
              Secretary and Treasurer             1996                 --         169,352         1,356(2)              --
                                                  1995                 --         237,153         1,500(2)              --

           Thomas K. McNamara                     1997             42,000         351,781                            1,109
              Vice President                      1996             42,000          98,257         3,234(2)              --
                                                  1995             42,000         335,699            1,500              --


----------------------
(1) Represents guarantee fees paid to Mr. Norton's spouse, Patricia Norton. See "Certain Transactions -- Guarantee Fees."
(2)      Employer 401(k) plan match.
(3) Includes $11,229 in fiscal year 1997 and $10,000 in fiscal years 1996 and 1995, respectively, of interest paid on loans by Mr. Bowen to the Company; the balance represents employer 401(k) plan match amounts.
(4)      Represents the personal use of the Company's country club membership.
(5) Until December 1, 1996 Kevin M. Norton and Kleyton L. Parkhurst were paid on a commission basis and thereafter, pursuant to their employment agreements, received base salaries plus bonus. See "--Compensation Arrangements and Employment Agreements".
(6) Mr. Howard commenced employment in January 1997. See "--Compensation Arrangements and Employment Agreements".

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to options granted during the last fiscal year to the Named Executive Officers in the above Summary Compensation Table.

                                          Percent of                                Potential Realizable Value at
                           Number of         Total                                  Assumed Annual Rates of Stock
                          Securities      Options/SARS                              Price Appreciation for Option
                          Underlying      Granted to    Exercise or                           Term (6)
                         Options/SARS    Employees in    Base Price  Expiration               --------
          Name            Granted (#)   Fiscal Year(5)     ($/Sh)       Date              5% ($)          10% ($)
          ----            -----------   --------------     ------       ----              ------          -------
 Phillip G. Norton         130,000(1)        36.7%         $8.75     11/19/2006           715,390      1,812,850
 Bruce M. Bowen             15,000(1)         4.2%         $8.75     11/19/2006            82,545        209,175
 Kevin M. Norton             ----              ---          ---          ---                 ---            ---
 Kleyton L. Parkhurst      100,000(2)        28.3%         $6.40     11/19/2006           785,300      1,629,500
 Thomas K. McNamara          5,000(3)         1.4%         $8.75     11/19/2006            27,515         69,725
                             5,000(4)         1.4%         $10.75    01/07/2007            17,515         59,725

----------------------
(1) The options were granted to Mr. Norton and Mr. Bowen on November 20, 1996 concurrent with closing of the Company's initial public offering with an exercise price equal to the initial public offering price. These options are nonqualified options and were not issued as part of the Company's Stock Incentive Plan. All become exercisable in four installments beginning on the date of grant.
(2) The options were granted to Mr. Parkhurst on September 1, 1996 under an employment agreement. These options are nonqualified options and were not issued as part of the Company's Stock Incentive Plan. All become exercisable in four installments beginning on the date of grant.
(3) The options were granted to Mr. McNamara on November 20, 1996 under the 1996 Incentive Stock Option Plan, a component plan of the Company's Stock Incentive Program. These options become exercisable in four installments beginning one year after grant. See Note 11 of the Company's financial statements appearing elsewhere in the Annual Report on Form 10-K for further discussion of the Company's Stock Incentive Plan.
(4) The options were granted to Mr. McNamara on January 7, 1997 under the 1996 Incentive Stock Option Plan, a component plan of the Company's Stock Incentive Program. These options become exercisable in four installments beginning one year after grant. See Note 11 of the Company's financial statements appearing elsewhere in the Annual Report on Form 10-K for further discussion of the Company's Stock Incentive Plan.
(5) Based on options to purchase an aggregate of 353,800 shares granted during fiscal 1997 to certain employees of the Company.
(6) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The 5% and 10% assumed rates of appreciation are required by the rules of the SEC and do not represent the Company's estimate of future market prices of the Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information with respect to options exercised during the Company's fiscal year ended March 31, 1997 by the Named Executive Officers in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal year 1997.

                                           Shares                    Number of Securities        Value of Unexercised in the
                                         Acquired On    Value       Underlying Unexercised          Money Options/SARs at
                          Name            Exercise    Realized    Options/SARS at FY-End (#)           FY-End ($)(1)
                          ----            ---------   --------    --------------------------   -------------------------------
                                                                 Exercisable    Unexercisable   Exercisable    Unexercisable
                                                                 -----------    -------------   -----------    -------------
                Philip G. Norton             ---         ---        32,500         97,500         105,625         316,875

                Bruce M. Bowen               ---         ---        3,750          11,250         12,188          36,562
                Kevin M. Norton              ---         ---         ---             ---            ---             ---
                Kleyton L. Parkhurst         ---         ---       25,000          75,000        140,000         420,000
                Thomas K. McNamara           ---         ---         ---           10,000           ---           22,500

-------------
(1) Based on a closing bid price of $12.00 per share as of the close of business on March 31, 1997.

         Director Compensation. Directors who are also employees of the Company do not currently receive any compensation nor other services as members of the Board of Directors. Prior to May 14, 1997, the outside directors were paid $500 per meeting. On May 14, 1997, the Board of Directors adopted a revised outside director compensation program which provides for each outside directors to receive a $10,000 annual retainer, and $500 for each special committee meeting. The $500 fee for regular Board meetings was terminated.
All directors will be reimbursed for their out-of-pocket expenses incurred to attend board or committee meetings. The Company has adopted the Amended and Restated Outside Director Stock Option Plan (formerly the 1996 Outside Director Stock Option Plan prior to an amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification), which provides for the award and exercise of certain options to nonemployee directors on a formula basis based upon length of service. In November 1996, under the 1996 Outside Director Stock Option Plan, the Company granted options to its nonemployee directors to purchase an aggregate of 30,000 shares of Common Stock at an exercise price equal to $8.75 per share, 50% of which may be exercised after the first year of service and the remaining 50% of which may be exercised after the second year of service, provided they continue to serve as directors. The Amended and Restated Outside Director Stock Option Plan made the options granted in November, 1996 immediately exercisable (subject to stockholder ratification) and also provides for the grant of options for 10,000 shares of common stock to each nonemployee director on the anniversary of each year of service as a director at an exercise price equal to the market price as of the date of grant, with each option being subject to a one-year vesting requirement. See "Executive Compensation -- 1996 Stock Incentive Plan" for a description of option grants to nonemployee directors.

         Compensation Arrangements and Employment Agreements. The Company has entered into employment agreements with Phillip G. Norton, Bruce M. Bowen, Kleyton L. Parkhurst and William J. Slaton, each effective as of September 1, 1996, with Thomas B. Howard, Jr. effective as of April 1, 1997 and with Steven
J. Mencarini effective as of June 18, 1997. Each employment agreement provides for an initial term of three years, and is subject to an automatic one-year renewal at the expiration thereof unless the Company or the employee provides notice of an intention not to renew at least three months prior to expiration. Under each employment agreement, the employee began to receive, commencing with the first day of the first calendar month after closing the Offering (November 20, 1996), an annual base salary ($200,000 in the case of Phillip G. Norton; $150,000 in the case of Bruce M. Bowen; $120,000 in the case of Kleyton L. Parkhurst and William J. Slaton; $125,000 in the case of Thomas B. Howard, Jr. and Steven J. Mencarini) and are eligible for commissions or performance bonuses. The performance bonus for Phillip G. Norton for each fiscal year is equal to 5% of the increase in the Company's net income before taxes over net income before taxes for the preceding fiscal year, not to exceed

$150,000 for any fiscal year. The performance bonus for Bruce M. Bowen for each fiscal year is equal to 5% of the increase in the Company's net income before taxes over net income before taxes for the preceding fiscal year, not to exceed $100,000 for any fiscal year. The performance bonus for Kleyton L. Parkhurst, William J. Slaton, Thomas B. Howard, Jr. and Steven J. Mencarini are paid based upon performance criteria established by Phillip G. Norton and Bruce
M. Bowen, not to exceed $80,000 each per fiscal year as to Kleyton L. Parkhurst and William Slaton and not to exceed $100,000 for Thomas B. Howard, Jr. and not to exceed $25,000 for Steven J. Mencarini. Thomas K. McNamara is compensated pursuant to the Company's commission program which is generally based on the profitability of business produced.

         Under the employment agreements, each receives certain other benefits including medical, insurance, death and long term disability benefits, 401(k), and reimbursement of employment related expenses. Mr. Bowen's country club dues are paid by the Company. The employment agreements of Messrs. Norton, Bowen, Slaton, Howard and Mencarini contain a covenant not to compete on the part of each, whereby in the event of a voluntary termination of employment, upon expiration of the term of the agreement or upon the termination of employment by the Company for cause, each are subject to restrictions upon acquiring, consulting with or otherwise engaging in or assisting in the providing of capital needs for competing business activities or entities within the United States for a period of one year after the date of such termination or expiration of the term of the employment agreement.

         Under his employment agreement, Phillip G. Norton was granted options to acquire 130,000 shares of Common Stock at a price per share equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will be exercisable and vest in 25% increments over three years on November 20, 1997, November 27, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions. The Company had paid a $120,000 annual guarantee fee payable in $10,000 monthly payments to Patricia A. Norton, wife of Phillip G. Norton, in consideration of providing certain guarantees and collateral for the NationsBank and First Union Facilities. This fee was terminated when these credit facilities were terminated and the guarantee released. See "Transactions -- Guarantee Fees."

         Under his employment agreement, Bruce M. Bowen was granted options to acquire 15,000 shares of Common Stock at a price equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will be exercisable and vest in 25% increments over three years on November 20, 1997, November 27, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions.

         Under his employment agreement, Kleyton L. Parkhurst was granted options to acquire 100,000 shares of Common Stock at a price per share equal to $6.40 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will become exercisable and vest in 25% increments over three years on November 20, 1997, November 20, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions.

         In connection with his employment, Thomas B. Howard, Jr. was granted incentive stock options to acquire 30,000 shares of Common Stock at a price equal to $11.00 per share. See "Executive Compensation -- Master Stock Incentive Plan." These options have a ten year term, and will be exercisable and vest 20% at the end of each year of service over five years, and are subject to acceleration upon certain conditions.

         In connection with his employment, Steven J. Mencarini was granted incentive stock options to acquire 16,200 shares of Common Stock at a price equal to $12.75 per share. See "Executive Compensation -- Master Stock Incentive Plan." These options have a ten year term, and will be exercisable and vest 20% at the end of each year of service over five years, and are subject to acceleration upon certain conditions.

         The Company maintains key-man life insurance on Mr. Norton in the amount of $10 million and on Mr. Bowen in the amount of $1 million. The Company maintains key-man life insurance on Mr. Norton in the form of two separate policies, one with the Prudential Life Insurance Company and the second with TransAmerica Life Co., each in the amount of $5 million and on Mr. Bowen with CNA Insurance Company in the amount of $1 million.

         Master Stock Incentive Plan. The Company has established a stock incentive program (the "Master Stock Incentive Plan")(formerly the 1996 Stock Incentive Plan prior to amendment and restatement effective May 14, 1997 which has been adopted by the Board of Directors but which is subject to stockholder ratification) to provide an opportunity for directors, executive officers, independent contractors, key employees, and other employees of the Company to participate in the ownership of the Company. The Master Stock Incentive Plan provides for the award to eligible directors, employees, and independent contractors of the Company, of a broad variety of stock-based compensation alternatives under a series of component plans. These component plans include tax advantaged incentive stock options for employees under the Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan prior to amendment and restatement effective May 14, 1997 which is subject to stockholder ratification ), formula length of service based nonqualified options to nonemployee directors under the Outside Director Stock Plan (formerly the 1996 Outside Director Stock Option Plan prior to amendment and restatement effective May 14, 1997 subject to stockholder ratification), nonqualified stock options under the Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan prior to amendment and restatement effective May 14, 1997 subject to stockholder ratification), a program for employee purchase of Common Stock of the Company at 85% of fair market value under a tax advantaged Employee Stock Purchase Plan (approved by the Board of Directors but which is not effective until stockholder ratification), as well as other restrictive stock and performance based stock awards and programs which may be established by the Board of Directors. The Company anticipates that the above described amendments and restatements and the Employee Stock Purchase Plan (collectively the May 14, 1997 Amendments") which require stockholder ratification will be submitted for stockholder approval at the next annual meeting of the Company. Prior to the May 14, 1997 Amendments which are subject to stockholder ratification, the Company had reserved a total of 155,000 shares of Common Stock for issuance upon exercise of options under: (i) the 1996 Incentive Stock Option Plan (under which options for an aggregate of 58,800 shares were granted on November 20, 1996, options for an aggregate of 15,000 shares were granted on January 8, 1997, options for 30,000 were granted to Thomas B. Howard, Jr. on April 25, 1997, and options for 16,200 shares were granted to Steven J. Mencarini on June 19, 1997); (ii) the 1996 Outside Director Stock Plan (under which options for an aggregate of 75,000 shares of Common Stock were reserved for grant under a formula plan based upon length of service, which reserved number was reduced to 30,000 shares which were transferred to the Incentive Stock Option Plan by the Board of Directors on May 14, 1997, subject to stockholder approval of the amendment and restatement of that plan and under which options for 30,000 shares of Common Stock were granted on November 20, 1996); and (iii) the 1996 Nonqualified Stock Option Plan (under which options for an aggregate of 5,000 shares of Common Stock were granted on January 8, 1997). The May 14, 1997 Amendments increase the aggregate number of shares reserved for grant under all plans which are a part of the

Master Stock Incentive Plan to a floating number equal to 20% of the issued and outstanding stock of the Company (after giving effect to pro forma assumed exercise of all outstanding options and purchase rights). The number that may be subject to options granted under the Incentive Stock Option Plan is also further capped at a maximum of 4,000,000 shares to comply with IRS requirements for a specified maximum. As of June 30, 1997, based on 5,150,000 shares outstanding and 400,000 shares of Common Stock for which options have been granted, this 20% number would be 1,110,000 shares.

         The Stock Incentive Plan is administered by the Stock Incentive Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Incentive Committee is also authorized to adopt, amend and rescind the rules relating to the administration of the Stock Incentive Plan. Except for grants that are approved by a majority of the Company's Board of Directors, no member of the Stock Incentive Committee is eligible to participate in future grants of options in the Stock Incentive Plan.

         Incentive stock options issued under the 1996 Incentive Stock Option Plan are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to restrictions contained in the Code, including a requirement that exercise prices be equal to at least 100% of fair market value of the shares of Common Stock on the grant date and a ten-year restriction on the option term. The incentive stock options may be subsequently modified to disqualify them from treatment as incentive stock options. Under the Stock Incentive Plan and the Code, non-employee directors are not permitted to receive incentive stock options.

         Nonqualified stock options issued under the Stock Incentive Plan, may be granted to directors, officers, independent contractors and employees and will provide for the right to purchase shares of Common Stock at a specified price which may be less than fair market value on the date of grant, and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

         Under the Outside Director Stock Option Plan, each of the three nonemployee directors were granted options, on November 20, 1996, to purchase an aggregate of 30,000 shares of Common Stock, which, as amended, became immediately exercisable in May 1997. The Outside Director Stock Option Plan also provides for the grant of options for 10,000 shares to each nonemployee director (30,000 annually in the aggregate) on each anniversary of service, at an exercise price equal to the market price as of the date of grant, with each option being exercisable on the first anniversary of grant.

         In May 1997, the Board of Directors adopted a resolution to approve an Employee Stock Purchase Plan, subject to stockholder vote and ratification. Under the plan, employees will be eligible to purchase up to the lesser of ten percent of their total compensation or $5,000 of stock each six month period, subject to a $10,000 annual maximum, by purchasing the shares at the end of the quarter at a price equal to 85% of the lesser of (a) the Fair Market Value of a share of Common Stock on the first day of the six month period (or such other offering period as the Board may adopt) or (b) the Fair Market Value of a share of Stock on the last day of the six month period (or such other offering period as the Board may adopt). As a part of the Employee Stock Purchase Plan employees will participate via payroll withholding.

         Compensation Committee Interlocks and Insider Participation. For the year ended March 31, 1997, all decisions regarding executive compensation were made by the Compensation Committee when applicable or by Mr. Norton as President. None of the executive officers of the Company currently serves on the Compensation Committee of another entity or any other committee of the board of directors of another entity performing similar functions. For a description of transactions between the Company and Mr. Bowen, see "Certain Transactions."

PERFORMANCE GRAPH

         The following graph shows the value as of March 31, 1997 of a $100 investment made on November 15, 1996 in the Company's Common Stock (with dividends, if any, reinvested), as compared with similar investments based on
(i) the value of the NASDAQ Stock Market Index (U.S.) (with dividends reinvested) and (ii) the value of the NASDAQ financial index. The stock performance shown below is not necessarily indicative of future performance.

[Graph]

 $160

 $140

 $120
                    [GRAPH]
 $100

 $80

 $60

 11/15/96           11/96             12/96              1/97              2/97               3/97


                                                         COMPARATIVE VALUES
                                                       CUMULATIVE TOTAL RETURN

                                              NASDAQ
                                              STOCK
                        MLC                   MARKET
 YEAR                   HOLDINGS              (U.S.)                NASDAQ FINANCIAL
 11/15/96               100                   100                   100

 11/96                  96                    106                   106

 12/96                  100                   106                   108

 1/97                   142                   114                   108

 2/97                   132                   107                   108

 3/97                   126                   100                   108

                              CERTAIN TRANSACTIONS

GUARANTEES OF NATIONSBANK FACILITY

         Through December 1996, the NationsBank Facility was guaranteed by Phillip G. Norton, Patricia A. Norton, Bruce M. Bowen, Elizabeth D. Bowen, William J. Slaton, Margaret Newton, Kevin M. Norton, Brianna Norton and Patrick
J. Norton. In addition, this line was secured by a pledge of approximately $1.5 million of cash collateral pledged by Phillip G. Norton and his spouse Patricia A. Norton. The Company terminated the NationsBank Facility on December 31, 1996, at which time all stockholders' personal guarantees were removed and collateral pledges released.

GUARANTEES OF FIRST UNION FACILITY

         Through June 10, 1997, the First Union Facility was guaranteed by Phillip G. Norton, Patricia A. Norton, Bruce M. Bowen, Elizabeth D. Bowen, William J. Slaton, Kevin M. Norton and Patrick J. Norton, each of whom is a beneficial owner of Common Stock. In addition, the facility was secured by cash and securities having a value of approximately $1.2 million, pledged as collateral by Patricia A. Norton, as trustee for the Phillip G. Norton Jr. Trust, the Andrew L. Norton Trust and the Jeremiah O. Norton Trust. Upon termination of the line on June 10, 1997, all stockholders' personal guarantees were removed and collateral pledges released.

GUARANTEES OF NATIONSBANC LEASING FACILITY

         Through January 31, 1997, the NationsBanc Leasing Facility was guaranteed by Phillip G. Norton and Bruce M. Bowen. The Company terminated the Facility, at which time all stockholders' personal guarantees were removed.

STOCKHOLDER LOANS

         During November 1996, the Company repaid a total of $275,000 in outstanding borrowings from stockholders ($175,000 from Bruce M. Bowen and $100,000 from William J. Slaton) with a portion of proceeds received from the Offering. Each of these loans was evidenced by a promissory note dated March 1, 1995, bearing interest at the rate of 10% per annum, and due March 1, 1998. The Company paid $17,500 and $10,000 in interest for fiscal year 1996, and $11,229 and $6,417 in interest for fiscal year 1997 to Messrs. Bowen and Slaton, respectively.

NEW ENERGY LEASING CORPORATION OBLIGATIONS

         The Company is a party to an agreement entered into in 1994 with New Energy Leasing Corporation ("New Energy"), of which Bruce M. Bowen is a 45% stockholder. Under that arrangement, the Company has sold leases to New Energy under which the Company remains obligated to manage the lease and to provide remarketing or asset disposition services upon expiration or other termination of the lease. The Company recognized revenue for such transactions of approximately $1.3 million for the year ended March 31, 1996, and the basis of the equipment sold was approximately $1.6 million. During the year ended March 31, 1997, the

Company received remarketing fees from New Energy in the amount of $224,126. New Energy is entitled to the first $75,000 of proceeds from any remarketing or sale of the assets, with the Company being entitled to 90% of any proceeds above that amount. This agreement and the lease transactions to which it relates are slated to expire in 1999. The Company does not intend to enter into any further lease sale transactions with New Energy.

MLC FEDERAL OBLIGATIONS

         Marcella A. Dilworth and Donna O'Hear, sister-in-law of Philip G. Norton, two of the Company's employees, own 51% and 49% respectively of MLC Federal, Inc., a woman-owned small business which was purchased from the Company in 1992. The Company and MLC Federal have entered into a Servicing Agreement which sets forth cost and profit sharing and reimbursement for transactions which are jointly originated, serviced, or financed by MLC Federal and/or the Company. The Company expects to continue this relationship to originate various federal government contracts and financing arrangements. In July, 1997, Marcella Dilworth gave notice of her resignation from the Company but may continue to work with the Company as an outside contractor.

         As of March 31, 1996 and 1997, $152,606 and $72,000, respectively, was receivable from MLC Federal, the payment of which is unlikely. As of March 31, 1997, the Company fully reserved for the receivable from MLC Federal.

GUARANTEE FEES

         From April 1, 1995 through December 31, 1996, the Company paid a total of $240,000 of guarantee fees, $10,000 per month, to Patricia A. Norton, the spouse of Phillip G. Norton, as consideration for her providing personal guarantees and pledging personal assets for the NationsBank Facility.

ADVANCES AND LOANS TO EMPLOYEES AND STOCKHOLDERS

         The Company has, in the past, provided loans and advances to employees and certain stockholders. Such balances are to be repaid from commissions earned by the employees/stockholders on successful sales or financing arrangements obtained on behalf of the Company. Loans and advances totaled $47,812, $76,349, and $14,353 as of March 31, 1997, 1996, and 1995,
respectively. The aggregate amount of these advances equals $12,193, $139,500 and $61,583 for years ended March 31, 1997, 1996 and 1995, respectively. Amounts of $53,941, $82,612 and $80,505 were repaid during the years ended March 31, 1997, 1996 and 1995, respectively.

LOANS TO STOCKHOLDERS

         In 1994, the Company loaned $40,000 to Kevin M. Norton, an officer and a stockholder of the Company, pursuant to a promissory note dated February 15, 1994 bearing interest at 8% per annum and due July 31, 1995. Kevin M. Norton paid interest of $2,048 and $382 during fiscal years 1995 and 1996, respectively and made principal repayments of $25,505 and $14,495 during fiscal years 1995 and 1996, respectively. The Company's $40,000 loan to Kevin M. Norton was repaid in full during fiscal year 1996.

         In 1995, the Company loaned $74,115 to William J. Slaton, an officer and a stockholder of the Company, pursuant to a promissory note dated January 5, 1995 bearing no interest and due on demand. Mr. Slaton repaid this note in full in 1995.

         In 1995, the Company loaned $54,000 to Patrick J. Norton, a stockholder of the Company, pursuant to a promissory note dated November 17, 1995, bearing interest at 8% per annum. Patrick J. Norton paid interest of $1,608 and made principal repayments of $8,392 during fiscal year 1996 and interest of $3,193 and principal payments of $14,507 during fiscal year 1997. The Company's loan to Patrick J. Norton had balances of $31,101 and $45,608 as of the end of March 31, 1997 and 1996, respectively.

BROKERAGE FEE

         During the year ended March 31, 1997, the Company recognized $250,000 in income from broker fees for providing advisory services to a company which is owned, in part, by Carl J. Rickertsen, one of the Company's outside directors.

INDEMNIFICATION AGREEMENTS

         The Company has entered into separate but identical indemnification agreements (the "Indemnification agreements") with each director and executive officer of the Company and expects to enter into Indemnification Agreements with persons who become directors or executive officers in the future. The Indemnification Agreements provide that the Company will indemnify the director or officer (the "Indemnitee") against any expenses or liabilities in connection with any proceeding in which such Indemnitee may be involved as a party or otherwise, by reason of the fact that such Indemnitee is or was a director or officer of the Company or by reason of any action taken by or omitted to be taken by such Indemnitee while acting as an officer or director of the Company, provided that such indemnity shall only apply if (i) the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe the Indemnitee's conduct was unlawful, (ii) the claim was not made to recover profits made by such indemnitee in violation of
Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor statute, (iii) the claim was not initiated by the Indemnitee, or (iv) the claim was not covered by applicable insurance, or (v) the claim was not for an act or omission of a director of the Company from which a director may not be relieved of liability under Section 103(b)(7) of the DGCL. Each Indemnitee has undertaken to repay the Company for any costs or expenses paid by the Company if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under the Indemnification Agreements.

FUTURE TRANSACTIONS

         Certain of the transactions described above may be on terms more favorable to officers, directors and principal stockholders than they could obtain in transaction with an unaffiliated party. The Company intends to adopt a policy requiring that all material transactions between the Company and its officers, directors or other affiliates must (i) be approved by a majority of the disinterested members of the Board of Directors of the Company, and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                   PROPOSAL 1
             TO ELECT ONE CLASS I DIRECTOR TO SERVE FOR THREE YEARS
        AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND SHALL QUALIFY.

         The Board of Directors has concluded that the re-election of the Class I Director is in the best interest of the Company and recommends Stockholder approval of the re-election of Jonathan J. Ledecky as a Class I director. The remaining four Directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Mr. Ledecky and the Company's other Directors can be found under "Directors and Executive Officers."

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Jonathan J. Ledecky, the nominee listed herein. Although the Board of Directors of the Company does not contemplate that such nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors.

         VOTE REQUIRED FOR APPROVAL

         The affirmative vote of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting entitled to vote is required to elect a Class I director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF JONATHAN J. LEDECKY, THE NOMINEE LISTED ABOVE.

                                   PROPOSAL 2
  TO APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED STOCK OF THE COMPANY FROM 12 MILLION SHARES (10 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES) TO 27 MILLION SHARES (25 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES).

         GENERAL. The Board of Directors has adopted a resolution declaring it advisable and in the best interests of the Company and its stockholders that the Company's Certificate of Incorporation be amended to provide for an increase in the authorized number of shares of stock of the Company from twelve million (10 million shares of common stock, par value $0.01, and 2 million preferred shares) to 27 million shares (25 million shares of common stock, par value $0.01, and 2 million preferred shares). Such resolution also recommends that such amendment be approved and adopted by the Company's stockholders and directs that such proposal be submitted to the Company's stockholders at the Annual Meeting.

         If the Board of Directors' proposal is approved by the Company's stockholders, the Board of Directors would have authority to issue up to twenty-five million (25,000,000) shares of Common Stock and to designate and issue up to two million (2,000,000) shares of Preferred Stock to such persons, for such consideration and with such rights and preferences as the Board of Directors may determine without further action by the stockholders except as may be required by law. As of the date hereof, the Company has not designated or issued any shares of Preferred Stock and the proposal will not change the authorized number of shares of Preferred Stock. As of the Record Date there are 5,672,307 shares of Common Stock issued and outstanding. The Board of Directors of the Company has reserved 245,000 shares of Common Stock for issuance pursuant to the exercise of outstanding stock options and, in addition, 155,000 shares of Common Stock have been reserved in connection with the Master

Stock Incentive Plan (formerly the 1996 Stock Incentive Plan)(which is the subject of Proposal Three) and its component plans, the Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan), the Amended and Restated Outside Director Stock Option Plan (formerly the 1996 Outside Director Stock Option Plan), the Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified Stock Option Plan). Accordingly, there remain 3,927,693 shares of Common Stock which are unissued and are not reserved for any specific purpose.

         The Board of Directors has proposed the increase in and classification of the authorized capital stock to provide shares which could be used for a variety of corporate purposes, including stock splits, mergers, the raising of additional capital (including public and private offerings of securities), acquisitions and implementation of incentive and other option and stock ownership plans. While the Board of Directors believes it important that the Company have the flexibility that would be provided by having additional authorized capital stock available and by having the ability to designate and issue additional classes thereof, the Company does not currently have any binding commitments or arrangements that would require the issuance of such stock. The Company is obligated, subject to stockholder ratification of the proposals referred to as Proposals 3,4,5,6, and 7, to grant options for an aggregate total of 60,000 shares of common stock to key employees of CompuVentures of Pitt County, a recent acquisition of the Company and options for 3,800 shares to Steven Mencarini, who recently commenced employment as the Company's Chief Financial Officer. In addition, the Company is presently in negotiation with one or more possible acquisition targets, with the contemplated terms involving payment of a material portion of the acquisition price in the form of Company common stock. If such acquisitions are consummated, the Company also expects that stock options will be granted to key employees of the acquired businesses as part of such transactions. The Company is also actively pursuing efforts to identify other acquisition targets. The Board of Directors believes it would be in the Company's best interest, therefore, to have such additional shares of authorized stock available to enable the Company to take advantage of opportunities for possible future acquisitions, raising capital for future growth and the continued use of stock incentive and option plans, including the option plans composing the Master Stock Incentive Plan as described in Proposals 3,4,5,6 and 7. If such opportunities arise in the future, significant amounts of capital stock may be issued by the Company's Board of Directors without further authorization by the Company's stockholders. Such issuances could have a significant dilutive effect on the current stockholders of the Company.

         It is possible that the additional capital stock that would be authorized by the proposed amendment could be issued in a transaction that might discourage offers by takeover bidders or make such offers more difficult or expensive to accomplish, although the Board of Directors has no current plans for any such use of the capital stock. For example, the Board of Directors could approve the issuance of stock, or grant rights or stock options for such issuance, to persons, firms or entities that are known to be friendly to management of the Company. The Board of Directors could also approve the issuance of additional shares of capital stock having classes, series, rights and preferences (including the number of votes applicable to each share of such class or series of capital stock) which may render it more difficult in the future for takeover bidders or others to accomplish takeovers or changes in control of the Company. Any issuance of capital stock must be made for proper business purposes and for proper consideration from the recipient. Designation of certain classes, series, rights and preferences with respect to the Company's capital stock would be subject to applicable rules and regulations of the exchange on which such securities are listed for quotation (currently, the Nasdaq National Market(R)).

         The text of the proposed amendment to the Certificate of Incorporation is set forth in full in Exhibit A hereto and reference is made thereto for a complete statement of its terms. The amendment to the Certificate of Incorporation will become effective upon approval by the stockholders and the filing of the Amendment to the Certificate of Incorporation containing such amendment with the Secretary of State of Delaware. If approved by the stockholders, the Company anticipates that such Amendment of the Certificate of Incorporation will be filed as soon as practicable.

         VOTE REQUIRED FOR APPROVAL.

         Approval of the amendment of the Certificate of Incorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM TEN MILLION (10,000,000) SHARES OF COMMON STOCK TO TWENTY-FIVE MILLION (25,000,000) SHARES OF COMMON STOCK AS SET FORTH IN EXHIBIT A HERETO. UNLESS MARKED TO THE CONTRARY, SHARES REPRESENTED BY PROXY CARDS RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT.

                                   PROPOSAL 3
          TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC.,
                          MASTER STOCK INCENTIVE PLAN
                   (FORMERLY THE 1996 STOCK INCENTIVE PLAN).


         The Board of Directors has approved and recommends to the stockholders the adoption of an amendment and restatement of the 1996 Stock Incentive Plan which (i) renames the amended and restated plan as the "Master Stock Incentive Plan," (ii) increases the limitation of the number of shares of common stock that may be subject to outstanding awards under the various constituent plans under the Stock Incentive Plan from 155,000 shares of common stock to a number of shares of common stock equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock Incentive Plan ("Reserved Shares"); and (iii) adds an employee stock purchase plan (referred to as the "Employee Stock Purchase Plan " as an additional plan to the existing plans which comprise the Master Stock Incentive Plan (See also Proposal 4).
The Board has adopted, as of May 14, 1997, both this amended and restated Master Stock Incentive Plan, and the corresponding amendments to the existing component plans: the Amended and Restated Outside Director Stock Option
Plan (formerly the 1996 Outside Director Stock Option Plan) -- see also Proposal 5; the Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan) -- see also Proposal 6; and the Amended and Restated Nonqualified Stock Option Plan (formerly the 1996 Nonqualified
Stock Option Plan)-- see also Proposal 7.

         In the Board's judgment, the Master Stock Incentive Plan provides the Company a means to offer a critical long-term incentive for a broad range of employees and offers a competitive advantage as the Company acquires other firms and seeks to attract, retain and motivate newly acquired personnel. The Company believes that the Company's policy of granting stock options and making stock purchase opportunities available to a broad base of employees will provide it with valuable advantage in attracting acquisition candidates and attracting and retaining top personnel.

         During fiscal 1997, options for a total of 73,800 shares of common stock were granted to a total of 39 employees (other than the Company's executive officers) and options for a total of 5,000 shares of common stock were granted to 2 independent contractors of the Company under the component plans of the Master Stock Incentive Plan. Since the close of fiscal 1997, options for 46,200 shares were granted to newly hired executive officers, Thomas B. Howard Jr. (30,000 shares -- made available by reallocation of 30,00 shares previously reserved for future issuance under the Amended and Restated Outside Director Stock Option Plan) and Steven J. Mencarini (16,200 shares)
(the Company intends to grant incentive stock options for an additional 3,800 shares to Steven J. Mencarini upon stockholder approval of Proposal 3 and Proposal 6). The purpose of the amendment to the Stock Incentive Plan and the component plans to increase the number of shares available is to provide the compensation committee with continued and greater flexibility to utilize awards of long-term equity based incentives to a wide range of employees, in particular as a part of the Company's growth and acquisition strategy. The incorporation of a formula for expansion of the number of shares based upon fluctuations in the number of shares outstanding will provide for and accommodate growth via stock acquisitions. The Company believes that providing opportunities for stock awards and for stock purchase encourages employees at all levels to focus on the long-term growth of stockholder value. The Board believes that providing for flexibility in awarding long-term compensation allows for greater use of equity based incentives as opposed to current cash compensation for managers and other employees, which, in the Board's judgment, promotes a better alignment of the interest of managers and stockholders and also encourages key managers to remain with the Company over an extended period. By increasing the number of shares that may be awarded under the Master Stock Incentive Plan, the Board of Directors seeks to ensure that the long-term incentives can continue to be awarded to a broad range of employees and will remain available for ongoing strategic use as an attractive component of the Company's acquisition program. The Board also believes that upon occasion in connection with a major acquisition the Company may be able to offer substantial option grants to reduce the up front price paid by the Company for the acquired business and to encourage the owners of the business being acquired to remain employed for an extended period of time (where such owners are deemed to be particularly valuable employees).

         The Board of Directors expects that annual option grants to any one individual for in excess of 100,000 shares or at an exercise price below the market value will be made only rarely, when special circumstances warrant or demand unique compensation arrangements such as in connection with a major acquisition.

         Description of the Master Stock Incentive Plan

         The Company has established the Master Stock Incentive Plan to provide an opportunity for directors, executive officers, independent contractors, key employees, and other employees of the Company to participate in the ownership of the Company. The Master Stock Incentive Plan provides for the award to eligible directors, employees, and independent contractors of the Company, of a broad variety of stock-based compensation alternatives such as incentive stock options for employees under the Amended and Restated Incentive Stock Option Plan, formula length of service based nonqualified options to nonemployee directors under the Amended and Restated Outside Director Stock Plan, and nonqualified stock options under the Amended and Restated Nonqualified Stock Option Plan, as well as other restrictive stock and performance based stock awards and programs which may be established by the Board of Directors. Currently, the Company has reserved a total of 155,000 shares of Common Stock for issuance upon exercise of options under: (i)the Amended and Restated Incentive Stock Option Plan (under which options for an aggregate of 60,000 shares were granted immediately upon completion of the Offering, options for an additional 15,700 shares were granted January 8, 1997, options for 30,000 were granted to Mr. Howard on April 25, 1997, and options for 16,200 shares were granted to Mr. Mencarini on June 19, 1997); (ii) the Amended and Restated Outside Director Stock Plan (under which options for an aggregate of 75,000 shares of Common Stock were reserved for grant under a formula plan based upon length of service and for which 30,000 shares of Common Stock were granted upon completion of the Offering, and which 45,000 shares were reserved for future formula grants --which reserved shares were transferred to the Amended and Restated Incentive Stock Option Plan by the Board in order to make available shares for the granting of options in connection with the employment of Mr. Howard and Mr. Mencarini); and (iii) the Amended and Restated Nonqualified Stock Option Plan (under which options for 5,000 shares were granted on January 8, 1997 to two outside contractors who work with the Company).

         In addition, the Company has agreed by the terms of an agreement for the acquisition of CompuVentures of Pitt County, Inc., to grant incentive stock options for an additional 60,000 shares to key employees of CompuVentures under the Incentive Stock Option Plan, subject to stockholder approval of this Proposal (and coordinating Proposal 6). Philip G. Norton has entered into an agreement with CompuVentures of Pitt County, Inc. agreeing to vote the stock of the Company controlled by Mr. Norton in favor of this proposal (and Proposal
6). Mr. Norton controls 2,825,000 shares of common stock of the Company or 53.6% of the shares entitled to vote, thus stockholder ratification of these proposals is assured.

         In May 1997, the Master Stock Incentive Plan was amended, subject to stockholder approval, to increase the aggregate number of shares allocated to the Stock Incentive Plan to a number equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock Incentive Plan.

         The Master Stock Incentive Plan is administered by the Stock Incentive Committee, which is authorized to select from among the eligible participants the individuals to whom options, restricted stock purchase rights and performance awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Stock Incentive Committee is also authorized to adopt, amend and rescind the rules relating to the administration of the Master Stock Incentive Plan. Except for grants that are approved by a majority of the Company's Board of Directors, no member of the Stock Incentive Committee is eligible to participate in future grants of options in the Master Stock Incentive Plan.

         Incentive stock options issued under the Amended and Restated Incentive Stock Option Plan are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and are subject to restrictions contained in the Code, including a requirement that exercise prices be equal to at least 100% of fair market value of the shares of Common Stock on the grant date and a ten-year restriction on the option term. The incentive stock options may be subsequently modified to disqualify them from treatment as incentive stock options. Under the Master Stock Incentive Plan, the Amended and Restated Incentive Stock Option Plan, and the Code, non-employee directors are not permitted to receive incentive stock options.

         Nonqualified stock options issued under the Amended and Restated Nonqualified Stock Option Plan, may be granted to directors, officers, independent contractors and employees and will provide for the right to purchase shares of Common Stock at a specified price which may be less than fair market value on the date of grant, and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

         Under the Amended and Restated Outside Director Stock Option Plan, each of the three nonemployee directors were granted options, immediately upon the completion of the Offering, to purchase an aggregate of 30,000 shares of Common Stock, which, as amended, became immediately vested in May 1997. The Amended and Restated Outside Director Stock Option Plan also provides for the grant of options for shares to each nonemployee director (15,000 annually in the aggregate) on the second, third and fourth anniversary of service, at an exercise price equal to the market price as of the date of grant, with each option being exercisable as to 50% of the shares on the first anniversary of grant and the remaining 50% of the shares as the second anniversary of grant. Options for 15,000 shares become exercisable after the second, third and fourth anniversaries of grants. The Board of Directors approved certain amendments to the Amended and Restated Outside Director Stock Option Plan in May 1997, subject to stockholder approval, to provide for the immediate exercisability of options previously granted to purchase 10,000 shares (30,000 shares in the aggregate) and to provide for the annual formula grant of options to purchase 10,000 shares to each nonemployee director on each anniversary of service, subject to a one-year vesting requirement.

         In May, 1997, the Board of Directors adopted a resolution to begin an Employee Stock Purchase Plan, subject to stockholder vote and ratification. Under the plan, employees will be eligible to purchase Common Stock on a periodic basis ("Offering Periods") through payroll deductions elected prior to the beginning of each Offering Period, which may not exceed the lesser of 10% of an employee's compensation or $10,000 per year. The price at which stock may be purchased under the Employee Stock Purchase Plan is equal to 85% of the lower of the fair market value of the Common Stock on the first day of the offering period or the last day of the offering period. The Employee Stock Purchase Plan provides for semi-annual Offering Periods of six months duration, however the Board of Directors may vary the length of the Offering Period (but may not exceed twenty-seven months).

         Except for the amendments described above, the Amended and Restated Stock Incentive Plan, the Amended and Restated Incentive Stock Option Plan, the Amended and Restated Nonqualified Stock Option Plan, and the Amended and Restated Outside Director Stock Option Plan are unchanged from the 1996 Stock Incentive Plan, the 1996 Incentive Stock Option Plan, the 1996 Nonqualified Stock Option Plan, and the 1996 Outside Director Stock Option Plan attached as exhibit to the Company's Registration Statement on Form S-1 filed on September 11, 1996, and the description of the plans is qualified in its entirety by reference to that exhibit.

         Vote Required for Approval.

         The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting entitled to vote is required to approve the adoption of the amendment and restatement of the Master Stock Incentive Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT AND RESTATEMENT TO THE MASTER STOCK INCENTIVE PLAN AND, UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL

BE VOTED IN FAVOR OF THE RATIFICATION OF THE PROPOSED AMENDMENT AND RESTATEMENT TO THE MASTER STOCK INCENTIVE PLAN.

                                   PROPOSAL 4
                 TO APPROVE ADOPTION OF THE MLC HOLDINGS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN.

         The Board of Directors has approved and recommends to the stockholders the adoption of the Employee Stock Purchase Plan (the "Stock Purchase Plan") which establishes a tax advantaged employee stock purchase program as an additional plan to the existing plans which comprise the Stock Incentive Plan. The Employee Stock Purchase Plan will not be effective unless and until stockholder approval is obtained. The shares reserved for issuance under this plan are also a part of the 20% of the total number of shares of Common Stock outstanding reserved under the Master Stock Incentive Plan and will be limited to the lesser of (A) twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all options or purchase rights under all of the component plans of the Master Stock Incentive Plan ("Reserved Shares"), or (B) 4,000,000 (IRS regulations require that a tax advantaged incentive stock option plan have a specified number of shares as a cap--this limit applies only to the Amended and Restated Incentive Stock
Option Plan and to the Stock Purchase Plan and not the other component plans of the Master Stock Incentive Plan).

         In the Board's judgment, the Stock Purchase Plan also provides the Company with a critical long-term incentive for a broad range of employees and offers a competitive advantage as the Company acquires other firms to retain and motivate newly acquired personnel. As with all component plans under the Master Stock Incentive Plan, the Company believes that the Company's policy of granting stock options and/or making stock purchase opportunities available to a broad base of employees will provide it with critical advantage in attracting acquisition candidates and attracting and retaining top personnel.

         Description of the Stock Purchase Plan

         The Stock Purchase Plan, which is intended to qualify under Section 423 of the Code, will be administered by the Stock Incentive Committee of the Board of Directors. Employees (including officers and employee directors of the Company except for those serving as members of the Stock Incentive Committee) are eligible to participate in the Stock Purchase Plan if they are customarily employed for more than 20 hours per week five months per year. The Stock Purchase Plan will be implemented during sequential six month Offering Periods six (6) months duration or such other duration as the Board of Directors shall determine. The Company has not yet offered or sold shares of Common Stock to employees pursuant to the Stock Purchase Plan, but intends to initiate the first offering under the Stock Purchase Plan commencing with the first calendar quarter after the Stock Purchase Plan is ratified by the stockholders. The Stock Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed the lesser of 10% of an employee's total compensation or $10,000 per year. The price at which stock may be purchased under the Stock Purchase Plan is equal to 85% of the lower of the fair market value of the Common Stock on the first day of the offering period or the last day of the offering period. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of a participant's employment with the Company.

         The Employee Stock Purchase Plan is set forth as Exhibit B to this Proxy Statement, and the description of the Stock Purchase Plan contained is qualified in its entirety by reference to Exhibit B.

         Vote Required for Approval.

         The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting entitled to vote is required to approve the adoption of the Stock Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO APPROVE THE ADOPTION OF THE STOCK PURCHASE PLAN AND, UNLESS MARKED
TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE PROPOSED STOCK PURCHASE PLAN.

                                   PROPOSAL 5
          TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC.,
            AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN
             (FORMERLY THE 1996 OUTSIDE DIRECTOR STOCK OPTION PLAN).


         The Board of Directors has approved and recommends to the stockholders the adoption of an amendment and restatement of the 1996 Outside Director Stock Option Plan which (i) renames the amended and restated plan as the "Amended and Restated Outside Director Stock Option Plan," (ii) conforms the Amended and Restated Outside Director Stock Option Plan to the increase in the limitation of the number of shares of Common Stock that may be subject to outstanding awards under the various constituent plans under the Master Stock Incentive Plan (which includes the Amended and Restated Outside Director Stock Option
Plan) from 155,000 shares of common stock to a number of shares of Common Stock equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock Incentive Plan ("Reserved Shares"),
(iii) modifies the formula grants of options made to nonemployee directors to provide for an annual grant of an option to purchase 10,000 shares of common stock on the anniversary of each year of service of a nonemployee director, which option is at the market value on the date of grant, vests and is exercisable commencing one year after the date of grant, and expires 10 years from the date of grant, (iv) amends the terms of existing options granted to outside directors in November, 1996, to make such options immediately vested and exercisable. The Board has adopted, as of May 14, 1997, the Amended and Restated Outside Director Stock Option Plan, and the corresponding amendments to the Master Stock Incentive Plan -- see also Proposal 3.

         In the Board's judgment, the Amended and Restated Outside Director Stock Option Plan provides the Company a means to offer a critical long-term incentive to attract and retain highly qualified outside directors and to provide them an inducement to focus upon the long term growth of the Company and appreciation in the value of the Company's Common Stock.

         Description of the Amended and Restated Outside Director Stock Option Plan

         Under the 1996 Outside Director Stock Option Plan prior to the amendment and restatement, each of the three non-employee directors were granted options, immediately upon the completion of the Offering, to purchase 10,000 shares of Common Stock, which vested 50% after one year of service as a director and 50% after completion of of the second year of service. As a result of the amendments made by the Amended and Restated Outside Director Stock Option Plan, these options became immediately vested as of May, 1997. Under the 1996 Outside Director Stock Option Plan, prior to the amendment and restatement, each of the three non-employee outside directors would also have been granted options for 5,000 shares of Common Stock (15,000 annually in the aggregate to all three outside non-employee directors) on the second, third, and fourth anniversary of service as a director, at an exercise price equal to the market price as of the date of grant, with each option being exercisable as to 50% of the shares on the first anniversary of grant and the remaining 50% of the shares as of the second anniversary of the grant. As a result of the amendments made by the Amended and Restated Outside Director Stock Option Plan, each non-employee director will receive an option to purchase 10,000 shares of common stock on each annual anniversary of service, with each option being exercisable one year after the date of grant. Each of such options will be exercisable at the market price as of the date of grant.

         The table below sets forth the benefits that will be allocated to each member of the Board who is not an employee of the Company if the Amended and Restated Outside Director Stock Option Plan is adopted.

                         AMENDED AND RESTATED OUTSIDE
                     DIRECTOR STOCK OPTION PLAN BENEFITS

                                One-Time Immediately      Annual Option Grant for
                               Vested Existing Options   Below Specified Number of
                                (Number of Shares of      Shares of Common Stock
                               Common Stock Subject to
Name                                  Option)

Jonathan J. Ledecky ........          10,000                      10,000

Terrence O'Donnell .........          10,000                      10,000

Carl J. Rickersten .........          10,000                      10,000

TOTAL ......................          30,000                      30,000

         Vote Required for Approval.

         The affirmative vote of a majority of the shares of Common Stock present and personally represented by proxy at the Annual Meeting entitled to vote is required to approve the adoption of the amendment and restatement of the Amended and Restated Outside Director Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN AND, UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE PROPOSED AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN.

                                   PROPOSAL 6
          TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC.,
                AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
                (FORMERLY THE 1996 INCENTIVE STOCK OPTION PLAN).

         The Board of Directors has approved and recommends to the stockholders the adoption of an amendment and restatement of the 1996 Incentive Stock Option Plan which (i) renames the amended and restated plan as the "Amended and Restated Incentive Stock Option Plan," (ii) conforms the Amended and Restated Incentive Stock Option Plan to the increase in the limitation of the number of shares of Common Stock that may be subject to outstanding awards under the various constituent plans under the Master Stock Incentive Plan (which includes the Amended and Restated Incentive Stock Option Plan) from 155,000 shares of Common Stock to a number of shares of Common Stock equal to the lesser of (A) twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock Incentive Plan ("Reserved Shares"), or (B) 4,000,000 (IRS regulations require that a tax advantaged incentive stock option plan have a specified number of shares as a cap -- this limit applies only to the Amended and Restated Incentive Stock Option Plan and the Stock Purchase Plan and does not apply to other component plans of the Master Stock Incentive Plan). The Board has adopted, as of May 14, 1997, the Amended and Restated Incentive Stock Option Plan, and the corresponding amendments to the Master Stock Incentive Plan -- see also Proposal 3;

         In the Board's judgment, the Amended and Restated Incentive Stock Option Plan, together with other component plans of the Master Stock Incentive Plan provides the Company a means to offer a critical long-term incentive for a broad range of employees and offers a competitive advantage as the Company acquires other firms and seeks to attract, retain and motivate newly acquired personnel. The Company believes that the Company's policy of granting stock options and making stock purchase opportunities available to a broad base of employees will provide it with valuable advantage in attracting acquisition candidates and attracting and retaining key personnel.

         During fiscal 1997, options for a total of 73,800 shares of common stock were granted to a total of 39 employees (other than the Company's executive officers) under the 1996 Incentive Stock Option Plan. Since the close of fiscal 1997, options for 46,200 shares were granted to newly hired executive officers, Thomas Howard (30,000 shares -- made available by reallocation of 30,00 shares previously reserved for future issuance under the 1996 Outside Director Stock Option Plan) and Steven Mencarini, (16,200 shares). The purpose of the Amended and Restated Incentive Stock Option Plan is to increase the number of shares available to provide the compensation committee with continued and greater flexibility to utilize awards of long-term equity based incentives to a wide range of employees, in particular as a part of the Company's acquisition and growth. The incorporation of a formula for expansion of the number of shares based upon fluctuations in the number of shares outstanding will provide for and accommodate growth via stock acquisitions.
The Company believes that providing opportunities for stock awards and for stock purchase encourages employees at all levels to focus on the long-term growth of stockholder value. The Board believes that providing for flexibility in awarding long-term compensation allows for greater use of equity based incentives as opposed to current cash compensation for managers and other employees, which, in the Board's judgment, promotes a better alignment of the interest of managers and stockholders and also encourages key managers to remain with the Company over an extended period. By increasing the number of shares that may be awarded under the Amended and Restated Incentive Stock Option Plan, the Board of Directors seeks to insure that the long-term incentives can continue to be awarded to a broad range of employees and will remain available for ongoing strategic use as an attractive component of the Company's acquisition program. The Board also believes that upon occasion in connection with a major acquisition the Company may be able to offer substantial option grants to reduce the up front price paid by the Company for the acquired business and to encourage the owners of the business being acquired remain employed for an extended period of time (where such owners are deemed to be particularly valuable employees).

         The Board of Directors expects that annual option grants for in excess of 100,000 shares to any one individual or at an exercise price below the market value will be made only rarely, when special circumstances warrant or demand unique compensation arrangements such as in connection with a major acquisition.

         Description of the Amended and Restated Incentive Stock Option Plan

         See Proposal 3 for a discussion of the Master Stock Incentive Plan and the Amended and Restated Incentive Stock Option Plan.

         In addition to options granted, the Company has agreed by the terms of an agreement for the acquisition of CompuVentures of Pitt County, Inc. ("CompuVentures"), to grant incentive stock options for an additional 60,000 shares to key employees of CompuVentures under the Amended and restated Incentive Stock Option Plan, subject to shareholder approval of this Proposal 6 (and coordinating Proposal 3). Phillip G. Norton has entered into an agreement with CompuVentures agreeing to vote the Common Stock of the Company controlled by Mr. Norton in favor of this proposal 6 (and Proposal 3). Mr. Norton controls 2,825,000 shares of Common Stock of the Company or 49.53% of the shares entitled to vote, thus stockholder ratification of these proposals is virtually assured.

         The Company's Stock Incentive Committee has also approved a grant of additional incentive stock options to purchase 3,800 shares of Common Stock to Steven Mencarini, subject to stockholder ratification of the Amended and Restated Incentive Stock Option Plan.

         In addition, the Company is considering several possible acquisitions which, if consummated, would result in the grant of stock options to key employees of the acquired businesses.

         Options granted under the Amended and Restated Incentive Stock Option Plan will become exercisable and expire in accordance with the Amended and Restated Incentive Stock Option Plan and the applicable option agreement, provided that no option may become exercisable earlier than one year from the date of grant.

         Upon the exercise of an option, the full option price, either in cash, Common Stock or a combination of cash and Common Stock, or in any other form of consideration permitted by the Amended and Restated Incentive Stock Option Plan, including under any cashless exercise program permitted by the Amended and Restated Incentive Stock Option Plan, is required to be paid to the Company.

         If the aggregate fair market value of the Common Stock, determined at the time of grant, with respect to which incentive stock options are granted under the Amended and Restated Incentive Stock Option Plan or any other plan of the Company, are exercisable for the first time by an optionee during any calendar year exceeds $100,000, or such other amount as may be permitted under the Code, such excess shall be considered non-qualified stock options. The Amended and Restated Incentive Stock Option Plan also contains limitations on the grant of incentive stock options to any holder of more than 10% of the combined voting power of the Company's voting Common Stock.

         An optionee will not be subject to federal income tax upon the grant of an option under the Amended and Restated Incentive Stock Option Plan. Upon exercise of a non-qualified stock option, the optionee generally must recognize ordinary income in the amount of the "option spread" (the difference between the fair market value of the option shares and the exercise price) at the date of exercise and the optionee's employer generally is entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and upon sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         Upon exercise of an incentive stock option, the optionee generally will not have to recognize any taxable income (except that the alternative minimum tax may apply). Instead, the optionee will be subject to taxation only upon the disposition of the shares acquired upon exercise of the incentive stock option. If the optionee disposes of the shares acquired upon exercise of an incentive stock option more than two years after the date of grant of the incentive stock option and more than eighteen months after exercise, he or she will realize a long-term capital gain (or loss) based on the difference between the sale price of the shares and the exercise price of the option (or his or her basis in the shares if it is not equal to the exercise price). Otherwise, in the event the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option prior to the expiration of two years from the date of grant or eighteen months from the date of exercise of the incentive stock option, the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares on the date of exercise or the amount realized on a sale (whichever is less) over the option price, and the optionee's employer will be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the optionee upon the sale of the Common Stock will be taxed as short-term or long-term capital gain (or loss), depending on how long the shares have been held, and will not result in any further deduction by the employer.

         Because all grants and awards under the Amended and Restated Incentive Stock Option Plan are entirely within the discretion of the Committee, the total benefits allocable under the Amended and Restated Incentive Stock Option Plan in the future are not at present determinable. Except for the commitment to employees of CompuVentures and the grant to Mr. Mencarini described above, no grants or awards have been made to date and no grants or awards will be made by the Corporation until such time as the Amended and Restated Incentive Stock Option Plan is approved by the stockholders at the 1997 Annual Meeting.

         In the Board's judgment, the Amended and Restated Incentive Stock Option Plan provides the Company a means to offer a critical long-term incentive to attract and retain highly qualified outside directors and to provide them an inducement to focus upon the long term growth of the Company and appreciation in the value of the Company's Common Stock.

         The table below sets forth the determinable benefits that will be allocated to each Executive Officer and each non-executive officer employee of the Company if the Amended and Restated Incentive Stock Option Plan is adopted. Additional options may be granted at the discretion of the Committee.

                        AMENDED AND RESTATED INCENTIVE
                          STOCK OPTION PLAN BENEFITS


                                                       Option Grants
                                                   (Number of Shares of
Name                                          Common Stock Subject to Option)
----                                          -------------------------------
Steven J. Mencarini, Chief Financial Officer                 3,800
--------------------------------------------                 -----

TOTAL EXECUTIVE OFFICER GROUP                                3,800

William Garner . . . . . . . . . . . . . . . . . . . . . .  15,000

Elaine Denton  . . . . . . . . . . . . . . . . . . . . . .  15,500

David Rose . . . . . . . . . . . . . . . . . . . . . . . .  10,500

Nan Spainhour  . . . . . . . . . . . . . . . . . . . . . .   5,000

Susan Chatham  . . . . . . . . . . . . . . . . . . . . . .   6,000

Darrin Scott . . . . . . . . . . . . . . . . . . . . . . .   2,000

Roy Richardson . . . . . . . . . . . . . . . . . . . . . .   2,000

Jim Wood . . . . . . . . . . . . . . . . . . . . . . . . .   2,000

Chauncy Willard  . . . . . . . . . . . . . . . . . . . . .   2,000
---------------                                              -----

TOTAL NON-EXECUTIVE OFFICER
EMPLOYEE GROUP . . . . . . . . . . . . . . . . . . . . . .  60,000

         Vote Required for Approval.

         The affirmative vote of a majority of the shares of Common Stock present and personally represented by proxy at the Annual Meeting entitled to vote is required to approve the adoption of the amendment and restatement of the Amended and Restated Incentive Stock Option Plan.

         The Board of Directors recommends a vote FOR approval of the proposal to approve the adoption of the proposed amendment and restatement of the Amended and Restated Incentive Stock Option Plan and, unless marked to the contrary, proxies received from Stockholders will be voted in favor of the ratification of the amendment and restatement of the Amended and Restated Incentive Stock Option Plan.



                                   PROPOSAL 7
          TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC.,
              AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
             (FORMERLY THE 1996 NONQUALIFIED STOCK OPTION PLAN).


         The Board of Directors has approved and recommends to the stockholders the adoption of an amendment and restatement of the 1996 Nonqualified Stock Option Plan which (i) renames the amended and restated plan as the "Amended and Restated Nonqualified Stock Option Plan," (ii) conforms the provisions of the Amended and Restated Nonqualified Stock Option Plan with the increase in the limitation of the number of shares of Common Stock that may be subject to outstanding awards under the various constituent plans under the Master Stock Incentive Plan. See Proposal 3. The Board has adopted, as of May 14, 1997, both this Amended and Restated Nonqualified Stock Option Plan and the Master Stock Incentive Plan, and the corresponding amendments to the other existing component plans: the Amended and Restated Outside Director Stock Option Plan (formerly the 1996 Outside Director Stock Option Plan) -- see also Proposal 5; the Amended and Restated Incentive Stock Option Plan (formerly the 1996 Incentive Stock Option Plan) -- see also Proposal 6.


         In the Board's judgment, the Amended and Restated Nonqualified Stock Option Plan provides the Company a means to offer a critical long-term incentive for a broad range of employees as well as independent contractors and offers a competitive advantage as the Company acquires other firms and seeks to attract, retain and motivate newly acquired personnel. The Amended and

Restated Nonqualified Stock Option Plan provides the Company the ability to offer and structure option awards beyond the parameters imposed upon the tax advantaged plans such as the Amended and Restated Incentive Stock Option Plan and the Stock Purchase Plan.

         During fiscal 1997, options for a total of 5,000 shares of Common Stock were granted to 2 independent contractors of the Company under the 1996 Nonqualified Stock Option Plan.

         The Board of Directors expects that annual option grants for in excess of 100,00 shares or at an exercise price below the market value will be made only rarely, when special circumstances warrant or demand unique compensation arrangements such as in connection with a major acquisition.

         Description of the Amended and Restated Nonqualified Stock Option Plan

         See Proposal 3 for a discussion of the Master Stock Incentive Plan and the Amended and Restated Nonqualified Stock Option Plan.

         Vote Required for Approval.

         The affirmative vote of a majority of the shares of Common Stock present and personally represented by proxy at the Annual Meeting entitled to vote is required to approve the adoption of the amendment and restatement of the Amended and Restated Nonqualified Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN AND, UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN.



                                   PROPOSAL 8
             TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
              THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S
                       FISCAL YEAR ENDING MARCH 31, 1998

         Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte and Touche LLP as the independent auditors to examine the Company's financial statements for the fiscal year ending March 31, 1998. Deloitte & Touche has audited the Company's and its principal operating subsidiary, MLC Group, Inc.'s books since 1990. The Board of Directors recommends that Stockholders vote FOR such ratification. If the Stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors upon recommendation of the Audit Committee.

         Representatives of Deloitte & Touche are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

                             OTHER PROPOSED ACTION

         The Board of Directors does not intend to bring any other matters before the Annual Meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

         Stockholders should note that the Company's By-Laws provide that in order for a stockholder to bring business before a meeting or to make a nomination for the election of directors, such stockholder must give written notice complying with the requirements of the By-Laws to the Secretary of the company not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

         If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the next Annual Meeting of Stockholders, that proposal must be presented to the Company's management prior to December 31, 1997.


         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                                            MLC HOLDINGS, INC.


                                            /s/ Kleyton L. Parkhurst
                                            -----------------------------------
                                            Kleyton L. Parkhurst, Secretary

                                   EXHIBIT A

                           TEXT OF PROPOSED AMENDMENT
                 TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                                  (PROPOSAL 2)

                     PROPOSED SUBSTITUTE SECTION "FOURTH"
                TO THE COMPANY'S CERTIFICATE OF INCORPORATION

                                     FOURTH

                 The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000) shares consisting of twenty-five million (25,000,000) shares of common stock having a par value of $.01 per share (the "Common Stock") and two million (2,000,000) shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

                 The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of the Preferred Stock as a class or in series, and, by filing a certificate of designations, pursuant to the Delaware General Corporation Law, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include, but not be limited to, determination of the following:

                 a) the number of shares constituting any series and the distinctive designation of that series;

                 b) the dividend rate of the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any of payment of dividends on shares of the class or of that series;

                 c) whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                 d) whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 e) whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 f) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and if so, the terms and amount of such sinking fund;

                 g) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

                 h)       any other powers, preferences, rights,
                          qualifications, limitations and restrictions of the class or of that series.

                 All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in any certificate of designation shall be vested exclusively in the Common Stock.

                               MLC HOLDINGS, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN


        1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

               1.1 ESTABLISHMENT. The MLC Holdings, Inc. Employee Stock Purchase Plan (the "PLAN") is established effective as of the date of approval of this Plan by the stockholders (the "EFFECTIVE DATE").

               1.2 PURPOSE. The purpose of the Plan is to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

               1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

        2.     DEFINITIONS AND CONSTRUCTION.

               2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                      (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                      (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                      (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                      (d) "COMPANY" means MLC Holdings, Inc., a Delaware corporation, or any successor corporation thereto.

                      (e) "COMPENSATION" means, with respect to any Offering Period, a Participant's total compensation (base salary, commissions and overtime) payable in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section

401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

                      (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                      (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a military leave, sick leave or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. All such determinations by the Company shall be, for purposes of an individual's participation in or other rights under the Plan as of the time of the Company's determination, final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                      (h) "FAIR MARKET VALUE" means, as of any date, if there is then a public market for the Stock, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the Nasdaq National Market, the Nasdaq Small-Cap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the initial public offering of the Stock.

                      (i) "OFFERING" means an offering of Stock as provided in Section 6.

                      (j) "OFFERING DATE" means, for any Offering Period, the first day of such Offering Period.

                      (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

                      (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                      (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                      (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                      (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                      (p) "PURCHASE DATE" means, for any Offering Period (or Purchase Period if so determined by the Board in accordance with Section 6.2), the last day of such period.

                      (q) "PURCHASE PERIOD" means a period, if any, established in accordance with Section 6.2.

                      (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 9.

                      (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan or any Offering thereunder at any time during an Offering Period.

                      (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                      (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                      (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                      (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

               2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.     ADMINISTRATION.

               3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

               3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

               3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

        4.     SHARES SUBJECT TO THE PLAN.

               4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan, together with all other shares that may be issued under all other component plans of the Company's Master Stock Incentive Plan, shall be a number of shares of the common stock of MLC Holdings, Inc. equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock Incentive Plan ("Reserved Shares"). Provided, that notwithstanding the foregoing or any other provision of this Plan or the Master Stock Incentive Plan, the aggregate number of shares which may be issued pursuant to options granted under this Plan shall not exceed 4,000,000. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

               4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

        5.     ELIGIBILITY.

               5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                      (a) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; and

                      (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

               5.2 EXCLUSION OF CERTAIN SHAREHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

        6.     OFFERINGS.

               6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential semi-annual Offerings of six (6) months duration or such other duration as the Board shall determine. The first Offering Period shall commence on the first day of the first calendar quarter occuring on or after the Effective Date (the "INITIAL OFFERING PERIOD"). Subsequent Offering Periods shall commence on or about January 1, and July
1, of each year and end on or about the last business day of each such six month period, respectively. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings or different commencing or ending dates for such Offerings; provided, however, that no Offering may exceed a term of twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

               6.2 PURCHASE PERIODS. If the Board so determines, in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Board shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the national securities exchanges or Nasdaq Stock Market are open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

        7.     PARTICIPATION IN THE PLAN.

               7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the Company's payroll office or other office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's payroll office or other designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

               7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.2 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section 7.2, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement. Eligible Employees may not participate simultaneously in more than one Offering if the Company establishes concurrent Offerings.

        8.     RIGHT TO PURCHASE SHARES.

               8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of whole shares of Stock determined by dividing the lesser of (i) Five Thousand Dollars ($5,000) or (ii) ten percent (10%) of the Participant's Compensation for such Offering Period by eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Offering Date of the Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

               8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of less than five and one-half (5 1/2) months or more than six and one-half (6 1/2) months in duration, the number of shares of Stock subject to a Purchase Right shall be the lesser of (i) Eight Hundred Thirty-Three and Thirty-Three One Hundredths Dollars ($833.33) multiplied by the number of months (rounded to the nearest whole month) in the Offering Period or (ii) ten percent (10%) of the Participant's Compensation for such Offering Period divided by eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Offering Date of the Offering Period and rounding the result to the nearest whole share.

               8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

        9. PURCHASE PRICE. The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase

Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

        10. ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION. Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for either (i) in cash, or (ii) by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

               10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in one percent (1%) increments not exceeding ten percent (10%) of the Participant's Compensation on such payday. Notwithstanding the foregoing, the amount deducted from a Participant's Compensation during each Offering Period shall not exceed Five Thousand
Dollars ($5,000); provided, however, that if the Board establishes an Offering Period of less than two and one-half (2 1/2) months or more than six and one-half (6 1/2) months in duration, the such dollar limit shall be determined by multiplying Eight Hundred Thirty- Three and Thirty-Three One Hundredths Dollars ($833.33) by the number of months (rounded to the nearest whole month) in the Offering Period and rounding the product to the nearest whole dollar. The Board may change the foregoing limits on payroll deductions effective as of any future Offering Date.

               10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

               10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's payroll office or other designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "CHANGE NOTICE DATE" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective. However, the Company may change the Change Notice Date from time to time. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Offering or from the Plan as provided in Section 12.1 or 12.2, respectively.

               10.4 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

               10.5 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

        11.    PURCHASE OF SHARES.

               11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering and whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.

               11.2 LIMIT ON NUMBER OF SHARES PURCHASABLE IN OFFERING PERIOD. Any provision herein to the contrary notwithstanding, the Board may establish, effective for any future Offering Period, a limit on the aggregate number of shares of Stock which may be purchased under the Plan by all Participants during such Offering Period.

               11.3 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the aggregate limit established by the Board pursuant to Section 11.2, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

               11.4 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such certificates to a broker that holds such certificates in street name for the benefit of each Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

               11.5 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

               11.6 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

               11.7 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

               11.8 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.5.

        12.    WITHDRAWAL FROM OFFERING OR PLAN.

               12.1 VOLUNTARY WITHDRAWAL FROM AN OFFERING. A Participant may withdraw from an Offering by signing and delivering to the Company's payroll office or other designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, if a Participant withdraws after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. Unless otherwise indicated by the Participant, withdrawal from an Offering shall not result in the Participant's withdrawal from the Plan or any succeeding Offering therein. Following a Participant's withdrawal from an Offering, the Participant is prohibited from again participating at any time in the same Offering. The Company may impose, from time to time, a requirement that the notice of withdrawal from an Offering be on file with the Company's payroll office or other designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

               12.2 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's payroll office or other designated office a written notice of withdrawal on a form provided by the Company for such purpose. A Participant's withdrawal made after a Purchase Date shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's payroll office or other designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

               12.3 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from an Offering or the Plan pursuant to Sections 12.1 or 12.2, respectively, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering or the Plan, as applicable, shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

        13. TERMINATION OF EMPLOYMENT OR ELIGIBILITY. Upon a Participant's ceasing to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

        14.    TRANSFER OF CONTROL.

               14.1   DEFINITIONS.

                      (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                      (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

               14.2 EFFECT OF TRANSFER OF CONTROL ON PURCHASE RIGHTS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), shall assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period, or Purchase Period, as the case may be, shall be accelerated to a date before the date of the Transfer of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

        15. NONTRANSFERABILITY OF PURCHASE RIGHTS. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

        16. RESTRICTION ON ISSUANCE OF SHARES. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of foreign, federal or state law with respect to such securities. A Purchase
Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable foreign, federal or state securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company. The issuance of shares shall also be subject to the limitation upon the maximum number of shares that may be issued under the Plan and under other plans adopted under the Company's Amended and Restated Stock Incentive Plan, as amended from time to time.

        17. RIGHTS AS A SHAREHOLDER AND EMPLOYEE. A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the

Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

        18. LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable foreign, federal or state securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE____________________. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE."

        19. NOTIFICATION OF SALE OF SHARES. The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

        20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        22. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to
Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable foreign, federal or state securities laws).
In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing MLC Holdings, Inc. 1997 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on May 14, 1997, and the Shareholders of the Company on __________, 1997.


                                        /s/
                                        ---------------------------------
                                        Secretary

                                                                     EXHIBIT C

MLC HOLDINGS, INC.                                                       PROXY

                      ANNUAL MEETINGS OF STOCKHOLDERS OF
                              MLC HOLDINGS, INC.
                            ON SEPTEMBER 30, 1997

          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Phillip G. Norton, Bruce M. Bowen, Terrence O'Donnell and Carl J. Rickersten, and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of MLC Holdings, Inc., a Delaware corporation (the "Company"), to be held on September 30, 1997 at 10:00 a.m. at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, upon such other business as may properly come before the meeting.

1. TO ELECT ONE CLASS I DIRECTOR TO SERVE FOR THREE YEARS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND SHALL QUALIFY.

    [ ]FOR THE NOMINEE LISTED BELOW       [ ]WITHHOLD AUTHORITY

                                           to vote for the nominee listed below

                              Jonathan J. Ledecky


2. TO APPROVE AND ADOPT AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED STOCK OF THE COMPANY FROM 12 MILLION SHARES (10 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES) T0 27 MILLION SHARES (25 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

3. TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC., MASTER STOCK INCENTIVE PLAN (FORMERLY THE 1996 STOCK INCENTIVE PLAN).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

4. TO APPROVE ADOPTION OF THE MLC HOLDINGS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN (A COMPONENT PLAN OF THE MASTER STOCK INCENTIVE PLAN).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

5. TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC., AMENDED AND RESTATED OUTSIDE DIRECTOR STOCK OPTION PLAN (FORMERLY THE 1996 OUTSIDE DIRECTOR STOCK OPTION PLAN).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

6. TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC., AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN (FORMERLY THE 1996 INCENTIVE STOCK OPTION PLAN).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

7. TO APPROVE ADOPTION OF AMENDMENTS TO THE MLC HOLDINGS, INC., AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN (FORMERLY THE 1996 NONQUALIFIED STOCK OPTION PLAN).

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN

8. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE COMPANY'S FISCAL YEAR ENDING MARCH 31, 1998.

         [ ]FOR                [ ]AGAINST             [ ]ABSTAIN


Dated:                      , 1997
       --------------------


                                        ------------------------------
                                        Signature

                                           -----------------------------------
                                           Signature if held jointly


NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THE SHARES REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.


         PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.